UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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  Soliciting Material Pursuant to §240.14a-12
BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 10, 2014
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Thursday, June 12, 2014, at 10:00 a.m. (Eastern Daylight Time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We also will report on matters of current interest to our stockholders. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, all of which are enclosed.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. If you do not wish to vote online or by telephone, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope so that your shares will be represented at the Annual Meeting. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

Michael A. Carroll	John G. Schreiber
Chief Executive Officer	Chairman of the Board

PROXY VOTING METHODS
If at the close of business on April 16, 2014, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 4 of the Proxy Statement.
If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your proxy must be received by 11:59 p.m. on June 11, 2014 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
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  Go to the website www.cesvote.com and follow the instructions, 24 hours a day, seven days a week.
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  You will need the 11-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form.
BY TELEPHONE
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  From a touch-tone telephone, dial 1-888-693-8683 and follow the recorded instructions, 24 hours a day, seven days a week.
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  You will need the 11-digit control number included on your proxy card in order to vote by telephone.
BY MAIL
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  Mark your selections on the proxy card.
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  Date and sign your name exactly as it appears on your proxy card.
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  Mail the proxy card in the enclosed postage-paid envelope.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. (Eastern Daylight Time) on Thursday, June 12, 2014
PLACE	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
ITEMS OF BUSINESS	1. To elect nine directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers, as described in the enclosed proxy statement.

4.
  To consider and vote on, on a non-binding advisory basis, a resolution determining the frequency of future non-binding advisory votes to approve the compensation paid to our named executive officers.

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on April 16, 2014.
VOTING BY PROXY
To ensure your votes are cast, you may authorize a proxy over the Internet, by telephone or by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Steven F. Siegel
Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 28, 2014.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2014: Our proxy statement, annual report to shareholders and annual report on Form 10-K will be available at www.viewproxy.com/Brixmor/2014 beginning on April 28, 2014.

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BRIXMOR PROPERTY GROUP INC.
420 Lexington Avenue
New York, New York 10170
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders
June 12, 2014
10:00 a.m. (Eastern Daylight Time)
This proxy statement is being furnished by and on behalf of the board of directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2014 annual meeting of stockholders. This proxy statement and the enclosed proxy card and our 2013 annual report to stockholders will be first mailed to stockholders of record on or about April 28, 2014.
General Information
Why am I being provided with these materials?
We have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on June 12, 2014 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. A copy of our Annual Report to Stockholders was also enclosed with these proxy materials. We have also made these proxy materials available to you on the Internet at www.viewproxy.com/Brixmor/2014. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017. For directions to the Annual Meeting you may contact our Secretary at Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170.
What am I voting on?
There are four proposals to be considered and voted on at the Annual Meeting:
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  Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.
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  Proposal No. 2:   Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
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  Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.
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  Proposal No. 4:   Determination, on a non-binding advisory basis, of the frequency of future non-binding advisory votes to approve the compensation paid to our named executive officers.
Who is entitled to vote?
Stockholders as of the close of business on April 16, 2014 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, we expect that there will be

229,689,960 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
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  Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
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  Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and
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  Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.
What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion.
How many votes are required to approve each proposal?
The election of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the nine nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of our directors.
The affirmative vote of a majority of the votes cast on each other proposal at the Annual Meeting will be required to approve the proposal. While the vote on executive compensation (Proposal 3) and vote on the frequency of stockholder votes on executive compensation (Proposal 4) are advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
As of March 24, 2014, affiliates of The Blackstone Group L.P. (collectively, “Blackstone”) beneficially own and have the right to direct the vote of 161,494,622 million of the outstanding shares of our common stock (representing 70.31% of the voting power) and have advised us that they intend to vote all such shares in favor of the director nominees listed herein, for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 and for the approval of the compensation paid to the named executive officers, and they intend to vote “one year” with respect to the frequency of stockholder votes on executive compensation. As a result, we are assured a quorum at the Annual Meeting, the election of the nine nominees listed in this proxy statement, the ratification of the appointment of Ernst & Young LLP, the approval of executive compensation and the determination of one year with respect to the frequency of stockholder votes on executive compensation.

How are votes counted?
With respect to the election of directors (Proposal No. 1), you may instruct your proxy to vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal No. 2) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 3). With respect to the advisory vote on the frequency of stockholder votes on executive compensation (Proposal No. 4), you may instruct your proxy to vote every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or to “ABSTAIN.” Abstentions will have no effect on the outcome of Proposals Nos. 2, 3 and 4.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each nominee listed herein, “FOR” Proposals Nos. 2 and 3 and “ONE YEAR” with respect to proposal No. 4.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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  “FOR” each of the nominees for election as directors set forth in this Proxy Statement.
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  “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
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  “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.
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  For every “ONE YEAR,” on a non-binding, advisory basis, with respect to how frequently a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur.
How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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  By Internet — If you have Internet access, you may authorize your proxy by going to www.cesvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 11-digit control number included on your proxy card in order to vote by Internet.
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  By Telephone — If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-888-693-8683 and by following the recorded instructions. You will need the 11-digit control number included on your proxy card in order to vote by telephone.
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  By Mail — You may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. on June 11, 2014 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 11, 2014.
How do I vote my shares in person at the Annual Meeting?
First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
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  Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 11, 2014;
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  Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on June 11, 2014;
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  Submitting a properly signed proxy card with a later date that is received no later than June 11, 2014; or
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  Attending the Annual Meeting, revoking your proxy and voting in person.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Do I need a ticket to be admitted to the Annual Meeting?
You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Brixmor Property Group Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?
Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Proposal No. 1 — Election of Directors
The number of directors that comprise our entire board of directors is currently set at nine. Upon the recommendation of the Nominating and Corporate Governance Committee, nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporation Governance Committee. All nine nominees currently serve on our board of directors.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.
Nominees for Election to the Board of Directors in 2014
The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Name	Age	Principal Occupation and Other Information
Michael A. Carroll	45
Mr. Carroll has served as our Chief Executive Officer since February 2009. Mr. Carroll has served as a Director since 2013. From April 2007 through February 2009, Mr. Carroll was our Executive Vice President and Chief Operating Officer. From March 2005 through April 2007, Mr. Carroll was Executive Vice President, Real Estate Operations of New Plan Excel Realty Trust, Inc., the Company’s predecessor, and, from March 2002 to March 2005, was its Senior Vice President, Director of Redevelopment. Between November 1992 and March 2002, Mr. Carroll held various positions of increasing seniority at New Plan Excel Realty Trust, Inc., including Vice President, Asset Management, Vice President, Leasing and Senior Vice President, Director of Redevelopment. Mr. Carroll received a B.S.B.A. from Bowling Green State University and an M.B.A. from The University of Toledo.

John G. Schreiber	66
Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone’s real estate investments since 1992. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the board of JMB Realty Corp., Blackstone Mortgage Trust, Inc. and Hilton Worldwide Holdings Inc., is a Trustee of a number of mutual funds managed by T. Rowe Price Associates and is a past board member of General Growth Properties, Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

A.J. Agarwal	47	Mr. Agarwal has served as a Director since 2013. Mr. Agarwal is a Senior Managing Director in Blackstone’s Real Estate Group. Mr. Agarwal oversees the global core and core plus real estate

Name	Age	Principal Occupation and Other Information

business for the Real Estate Group. Prior to joining the Real Estate Group in 2010, Mr. Agarwal was a member of Blackstone’s Financial Advisory Group, leading the firm’s advisory practice in a number of areas, including real estate and leisure/lodging. Mr. Agarwal graduated magna cum laude from Princeton University and received an M.B.A. from Stanford University Graduate School of Business. Mr. Agarwal serves on the Board of Directors of Extended Stay America, Inc.

Michael Berman	56
Mr. Berman has served as a Director since 2013. Mr. Berman is the Executive Vice President and Chief Financial Officer of General Growth Properties, Inc. (“GGP”) and oversees its finance, accounting, capital markets, treasury, investor relations and corporation communications functions. He joined GGP in December 2011, and has over 25 years of combined experience in the real estate and financial industries. From December 2005 until he joined GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. (“ELS”). From September 2003 until December 2005, Mr. Berman served as Vice President, Chief Financial Officer and Treasurer of ELS. During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002, he was a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. Mr. Berman is a member of the Columbia Business School Real Estate Advisory Board.

Anthony W. Deering	68
Mr. Deering has served as a Director since 2013. Mr. Deering has served as Chairman of Exeter Capital, LLC, a private investment firm, since November 2004. Prior thereto, Mr. Deering served as Chairman of the Board and Chief Executive Officer of The Rouse Company, a large publicly-traded national real estate company, from 1997 to November 2004. With The Rouse Company since 1972, Mr. Deering previously had served as Vice President and Treasurer, Senior Vice President and Chief Financial Officer and President and Chief Operating Officer. Mr. Deering serves as Lead Independent Director on the Boards of the T. Rowe Price Mutual Funds (includes 62 mutual funds), is a member of the Board of Directors of Under Armour, Inc. and is a member of the Deutsche Bank Americas Regional Client Advisory Board. Mr. Deering has served in the past as a director of Vornado Realty Trust and Mercantile Bank. He received a B.S. from Drexel University and an M.B.A. from the Wharton School, University of Pennsylvania.

Jonathan D. Gray	44
Mr. Gray has served as a Director since 2013. Mr. Gray is Blackstone’s global head of real estate and a member of the board of directors of Blackstone. He also sits on Blackstone’s management and executive committees. Since joining Blackstone in 1992, Mr. Gray has helped build the largest real estate platform in the world with approximately $64 billion in investor capital under management as of June 30, 2013. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of

Name	Age	Principal Occupation and Other Information

Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as a board member of Hilton Worldwide Holdings Inc., the Pension Real Estate Association and Trinity School and is Chairman of the Board of Harlem Village Academies.

Nadeem Meghji	33
Mr. Meghji has served as a Director since 2013. Mr. Meghji is a Managing Director in Blackstone’s Real Estate Group. Since joining Blackstone, Mr. Meghji has been involved in various transactions, including the recapitalization of General Growth Properties and the acquisition of the Centro portfolio. Before joining Blackstone in 2008, Mr. Meghji worked as an associate at the Lionstone Group, a real estate fund focused on opportunistic investments across the United States. Mr. Meghji received a B.S. in Electrical Engineering from Columbia University, where he graduated summa cum laude. He received a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

William D. Rahm	35
Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently focuses on investments in the real estate, gaming and lodging sectors. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. Mr. Rahm serves on the Board of Directors of Extended Stay America, Inc. and the Board of Directors for Carefree Communities, Inc.

William J. Stein	51
Mr. Stein has served as a Director since 2011. Mr. Stein is a Senior Managing Director and Global Head of Asset Management in Blackstone’s Real Estate Group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a B.B.A. from the University of Michigan and an M.B.A. from the University of Chicago. Mr. Stein serves on the Board of Directors of Hilton Worldwide Holdings Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.
The Board of Directors and Certain Governance Matters
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Prior to the completion of our initial public offering on November 4, 2013, Blackstone owned 100% of our Company. Because Blackstone still owns 70.31% of the voting power in our Company, we are a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) corporate governance standards. Under these rules, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We have elected to utilize these exemptions, and therefore have chosen not to comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, and the requirement that we have a compensation committee and a nominating committee that is each composed entirely of independent directors.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
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  Blackstone has advised us that, when it ceases to own a majority of the shares of our common stock, it will ensure that Blackstone employees will no longer constitute a majority of our Board;
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  our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in future without the approval of our stockholders;
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  our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;
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  we have a fully independent audit committee and independent director representation on our compensation and nominating and governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;
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  we have opted out of the Maryland business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval; and
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  we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.
The stockholders’ agreement described below under “Transactions with Related Persons” provides that so long as Blackstone, Centerbridge Partners, L.P. and members of management who owned shares prior to our initial public offering, which was completed on November 4, 2013 (the “IPO”), and their affiliates together continue to beneficially own at least 5% of the total Outstanding Brixmor Interests, we are required to nominate a certain number of individuals designated by Blackstone for election as our directors as specified in our stockholders’ agreement. “Outstanding Brixmor Interests” means, collectively, the outstanding shares of our common stock, the shares of our subsidiary, BPG Subsidiary Inc., a Delaware corporation (“BPG Subsidiary”), held by persons other than Brixmor Property Group Inc. (“Outstanding BPG Subsidiary Shares”) and the common units of partnership interest (“OP Units”) in our operating partnership, Brixmor Operating Partnership LP, a Delaware limited partnership (“Operating Partnership”), held by persons other than BPG Subsidiary and Brixmor Property Group Inc. (“Outstanding OP Units”). Pursuant to the stockholders’ agreement, Blackstone is entitled to designate five individuals for nomination for election at the Annual Meeting; accordingly, Blackstone has designated, and the Board has selected Messrs. Schreiber, Agarwal, Gray, Meghji and Stein to be nominated for election as directors at the Annual Meeting. The provisions of the stockholders’ agreement relating to the designation of nominees will remain until the earlier of such time as Blackstone is no longer entitled to nominate a director pursuant to the stockholders’ agreement or such time as Blackstone requests that the stockholders’ agreement terminate. See “Transactions with Related Persons — Stockholders’ Agreement.”
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Deering and Rahm is independent for purposes of all applicable New York Stock Exchange standards, including with respect to committee service. Our Board has also determined that each of Messrs. Berman Deering and Rahm is “independent” for purposes of Section 10A(m)(3) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors are affiliated.
Board Structure
Our Board is led by the Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. Schreiber serves as Chairman, while Mr. Carroll serves as our Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows Mr. Carroll to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.
Board Committees and Meetings
The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael A. Carroll
John G. Schreiber		X
A.J. Agarwal			X
Michael Berman	X, Chair
Anthony W. Deering	X
Jonathan D. Gray
Nadeem Meghji
William D. Rahm	X	X	X
William J. Stein		X, Chair	X, Chair

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Prior to the IPO, the Board had no committees. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board was established upon the pricing of the IPO in October 2013. During the year ended December 31, 2013, the Board held one meeting and acted by unanimous written consent nine times and the Audit Committee held one meeting. The Compensation Committee and the Nominating and Corporate Governance Committee did not meet in 2013. Messrs. Carroll, Agarwal, Schreiber, Gray, Meghji and Rahm were appointed to the Board in June 2013 and Messrs. Berman and Deering were appointed to the Board in October 2013. All of our directors attended 100% of the meetings of the Board and relevant committee meetings in the period in 2013 during which they served as members of the Board.
Committee Membership
Audit Committee
All members of the Audit Committee are “independent,” consistent with our Audit Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Mr. Berman qualifies as an audit committee financial expert as defined by applicable Securities and Exchange Commission (“SEC”) regulations. The Board reached its conclusion as to Mr. Berman’s qualification based on, among other things, his more than ten years of experience as the Chief Financial Officer of two public real estate investment trusts.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Audit Committee Charter, and include among others the following:
•
  carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
•
  selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
•
  reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;
•
  reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
•
  reviewing the work of our internal audit function; and
•
  reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
William D. Rahm is the member of the Compensation Committee who has been affirmatively determined by the Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Compensation Committee Charter, and include among others the following:
•
  establishing and reviewing the overall compensation philosophy of the Company;
•
  reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
•
  evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•
  reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
•
  considering policies and procedures pertaining to expense accounts of senior executives;
•
  reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;
•
  reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;
•
  reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
•
  monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and
•
  reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include, among others, overseeing the preparation of the Compensation Discussion and Analysis and determining whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
Prior to the IPO, the Board did not have a Compensation Committee and compensation decisions were made by the board of directors of BPG Subsidiary Inc., the Company’s direct subsidiary (the “BPG Subsidiary Board”). Mr. Carroll, as a member of the BPG Subsidiary Board, generally participated in discussions and deliberations with the BPG Subsidiary Board regarding determinations of annual cash incentive awards for our executive officers. Specifically, he made recommendations to the BPG Subsidiary Board regarding the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Carroll did not participate in deliberations regarding his own compensation.
In 2013, the BPG Subsidiary Board engaged the services of FPL Associates L.P. (“FPL”) as its independent outside compensation consultant. All executive compensation services provided by FPL were conducted under the direction or authority of the BPG Subsidiary Board, and all work performed by FPL was pre-approved by the BPG Subsidiary Board. Neither FPL nor any of its affiliates maintains any other direct or indirect business relationships with the Company. As requested by the BPG Subsidiary Board, in 2013, FPL’s services to the Compensation Committee included preparing comparative analyses of executive compensation levels and design at peer group companies.
Nominating and Corporate Governance Committee
William D. Rahm is the member of the Nominating and Corporate Governance Committee who has been affirmatively determined by the Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Nominating and Corporate Governance Committee Charter, and include among others the following:

•
  establishing the criteria for the selection of new directors;
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  identifying and recommending to the Board individuals to be nominated as directors;
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  evaluating candidates for nomination to the Board, including those recommended by stockholders;
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  conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
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  considering questions of independence and possible conflicts of interest of members of the Board and executive officers;
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  reviewing and recommending the composition and size of the Board;
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  overseeing the evaluation of the Board, its committees, as applicable, and management; and
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  recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any committee.
Oversight of Risk Management
The Board exercises oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. In accordance with our Corporate Governance Guidelines, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit Committee also meets regularly in executive session.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Governance page of the Investors section on our website at www.brixmor.com. Any stockholder also may request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170.
Code of Business Conduct and Ethics and Code of Conduct for Senior Financial Officers
We have a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company and a Code of Conduct for Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer. Each of these codes is available on our internet website www.brixmor.com under Investors: Governance. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone line, in writing, and a website. The toll-free number for directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may also report integrity concerns via the internet. Directors, officers and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chairman of the Audit Committee of the Board of Directors and may be made in person, in writing or through a toll-free phone line. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.
Director Nomination Process
The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and his or her ability to work collegially with the other members of the Board. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Each of Messrs. Schreiber, Agarwal, Gray, Meghji and Stein were recommended by Blackstone as director nominees pursuant to the stockholders’ agreement; each of Messrs. Berman and Deering were recommended by Blackstone and management as director nominees; Mr. Rahm was recommended by Blackstone, Centerbridge and management as a director nominee; and Mr. Carroll is our chief executive officer.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the real estate industry.
•
  Mr. Carroll — our Board considered Mr. Carroll’s extensive familiarity with our business and portfolio and his thorough knowledge of our industry owing to his 21-year history with the Company and its predecessors, serving in various senior and executive capacities.
•
  Mr. Schreiber — our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, particularly in light of his having co-founded Blackstone Real Estate Advisors, as well as his significant experience in serving as a director of various other companies, including real estate companies.
•
  Mr. Agarwal — our Board considered Mr. Agarwal’s expertise as a Senior Managing Director in evaluating real estate acquisitions in the North American region and his financial advisory background in the real estate and leisure/lodging sector.
•
  Mr. Berman — our Board considered Mr. Berman’s extensive experience in the real estate and finance industries, including in the retail property sector in particular, and his familiarity with financial reporting and accounting matters.
•
  Mr. Deering — our Board considered Mr. Deering’s extensive experience in the real estate industry, including serving as Chairman of the Board and Chief Executive Officer of The Rouse Company, his familiarity with financial reporting and accounting matters and his significant experience in serving as a director of other public companies.
•
  Mr. Gray — our Board considered Mr. Gray’s depth and breadth of success serving as Blackstone’s global head of real estate, the largest real estate platform in the world, as well as the experience he brings, having served on the boards of a diverse group of entities.
•
  Mr. Meghji — our Board considered Mr. Meghi’s knowledge and experience based on his transactional and investment advisory background at Blackstone and at a real estate fund, together with his knowledge of the company through his involvement in the acquisition of the Centro portfolio.
•
  Mr. Rahm — our Board considered Mr. Rahm’s extensive experience resulting from his focus on investments in the real estate, gaming and lodging sector at Centerbridge, his directorship experience and his knowledge of the company.
•
  Mr. Stein — our Board considered Mr. Stein’s 16-year tenure with Blackstone involving the direct asset management and asset management oversight of Blackstone’s global real estate assets, as well as his prior executive positions at other real estate advisory firms.
In 2014, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration.

Stockholders may also nominate qualified candidates for the Board by complying with the advance notification, timeliness, consent, information and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption “Stockholder Proposals for the 2015 Annual Meeting.”
Communications with the Board
As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Presiding Independent Director or chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees or to any committee of the Board, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by mail to Brixmor Property Group Inc., c/o General Counsel, 420 Lexington Avenue, New York, New York 10170 or (2) sending an email to PresidingIndependentDirector@brixmor.com. Such communications may be done confidentially or anonymously.
Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers, other than Mr. Michael A. Carroll, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2014.”

Name	Age	Principal Occupation and Other Information
Michael V. Pappagallo	55
President and Chief Financial Officer since May 2013. From April 2010 to May 2013, Mr. Pappagallo was Chief Operating Officer of Kimco Realty Corporation (“Kimco”). From May 1997 to April 2010, Mr. Pappagallo served as Chief Financial Officer of Kimco. Prior to joining Kimco in 1997, Mr. Pappagallo was the Chief Financial Officer of G.E. Capital’s commercial real estate financing business, and held various other financial and business development positions. Mr. Pappagallo’s background also includes nine years at the accounting firm KPMG LLP, where he served as Senior Manager in the audit group, responsible for serving a variety of clients in industries ranging from financial services to manufacturing. Mr. Pappagallo received a B.B.A. in Accounting from Iona College. Mr. Pappagallo serves on the Board of Directors of Signature Bank.

Timothy Bruce	57
Executive Vice President, Leasing and Redevelopment since August 2011. From January 2011 to July 2011, Mr. Bruce was employed by Westfield Holdings Limited as Senior Vice President, Regional Leader of the Northeast and, from November 2009 to December 2010, consulted for U.S. Land Acquisition, LLC. From September 2002 to August 2009, Mr. Bruce was employed by DDR Corp. as Executive Vice President of Development and, from December 1998 to August 2002, was employed by Acadia Realty Trust as Senior Vice President of Leasing. Mr. Bruce received a B.A. from the School of Architecture at the University of Illinois at Chicago and a Masters of Management degree from the J.L. Kellogg Graduate School of Business at Northwestern University.

Steven F. Siegel	53
Executive Vice President, General Counsel since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice

Name	Age	Principal Occupation and Other Information
		President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.
Dean Bernstein	56
Executive Vice President, Acquisitions and Dispositions since April 2007. From 2005 to April 2007, Mr. Bernstein was Executive Vice President, Acquisitions/Dispositions of New Plan Excel Realty Trust, Inc. Mr. Bernstein joined New Plan Excel Realty Trust, Inc. in 1991 and was its Senior Vice President, Acquisitions/Dispositions from January 2001 to February 2005 and its Senior Vice President, Finance from September 1998 to January 2001. Mr. Bernstein received a B.S. from the Syracuse University School of Management and an M.B.A. from New York University.

Steven A. Splain	52
Chief Accounting Officer since April 2007 and also Executive Vice President since July 2008. Prior thereto, Mr. Splain served as Senior Vice President, Chief Accounting Officer of New Plan Excel Realty Trust, Inc. Prior to his joining New Plan Excel Realty Trust, Inc. in 2000, Mr. Splain spent five years as Corporate Controller of Grove Property Trust and ten years as a tax manager specializing in real estate with Blum, Shapiro & Co., a certified public accounting firm. Mr. Splain received a B.S. from Southern Connecticut State University.

Carolyn Carter Singh	51
Executive Vice President, Human Resources & Administration since July 2010. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh received a B.A. from Rowan University.

Proposal No. 2 — Ratification of Independent Registered
Public Accounting Firm
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2014.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the 2013 financial statements, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for 2013 and 2012 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	2013	2012
Audit Fees(1)	$4,288,824	$2,221,436
Audit-related fees(2)	651,000	666,325
Tax fees(3)	662,607	74,500
All other fees(4)	0	4,344
Total:	$5,602,431	$2,966,605

(1)
  Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K. The fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements.
(2)
  Includes fees billed in each of the last two fiscal years for services performed by Ernst & Young LLP that are related to the Company’s SEC filings and other research and consultation services.
(3)
  Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)
  Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Ernst & Young LLP, other than those services described above.
The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

Proposal No. 3 — Non-Binding Vote on Executive Compensation
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 24 to 51. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal no. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 24 to 36, as well as the discussion regarding the Compensation Committee on pages 11 to 12.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4 — Non-Binding Vote on Frequency of STOCKholder Votes on Executive Compensation
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in proposal no. 3 on page 20) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
In considering their vote, stockholders may wish to review with care the information presented in connection with proposal no. 3 on page 20, the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 24 to 36, as well as the discussion regarding the Compensation Committee on pages 11 to 12.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Anthony W. Deering
William D. Rahm

Report of the Compensation Committee
The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
William D. Rahm
John G. Schreiber
William J. Stein, Chair

Compensation of Our Officers and Directors
Compensation Discussion and Analysis
Our executive compensation plan is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our equity value.
Our named executive officers (“NEOs”) for 2013 were:
•
  Michael A. Carroll, our Chief Executive Officer;
•
  Michael V. Pappagallo, our President and Chief Financial Officer since May 20, 2013; and
•
  Tiffanie Fisher, our former Executive Vice President, Chief Financial Officer who served as our principal financial officer until May 20, 2013
•
  Our three other most highly compensated executive officers who served in such capacities at December 31, 2013, namely:
•
  Steven F. Siegel, our Executive Vice President, General Counsel and Secretary;
•
  Dean Bernstein, our Executive Vice President, Acquisitions and Dispositions; and
•
  Timothy Bruce, our Executive Vice President, Leasing and Redevelopment.
Ms. Fisher served as our Executive Vice President, Chief Financial Officer from April 2009 until her resignation from these positions effective May 20, 2013, and Ms. Fisher continued her employment with the Company through July 31, 2013. On May 20, 2013, Michael V. Pappagallo became our President and Chief Financial Officer.
Executive Compensation Objectives and Philosophy
Our primary executive compensation objectives are to:
•
  attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, create and maintain our long-term equity value:
•
  reward senior management in a manner aligned with our financial performance and individual goals; and
•
  align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) annual cash incentive compensation; (3) long-term equity compensation; (4) other employee benefits and perquisites; and (5) severance benefits. In 2013, there was one additional element of compensation, relating to retention bonuses we awarded to certain key employees, including each of the named executive officers, at the time of our purchase of certain United States assets and the management platform of Centro Properties Group and its managed funds (the “Acquisition”), which was consummated on June 28, 2011.
Compensation Determination Process
Role of the Compensation Committee and Management
In November 2013, we completed an initial public offering (the “IPO”) in which we sold approximately 47.4 million shares of our common stock at an initial public offering price of $20.00 per share. In connection with the IPO, we effected certain transactions with respect to our property portfolio, described in greater detail under the heading “Transactions with Related Persons — IPO Property Transfers,” and certain related transactions with respect to outstanding equity awards to our NEOs, described in greater detail under the heading “Compensation Elements — Long-Term Equity Compensation” in this Compensation Discussion and Analysis.

Prior to the completion of the IPO, our Board did not have a compensation committee and decisions about executive compensation were made by the board of directors of BPG Subsidiary, Inc., the Company’s direct subsidiary (the “BPG Subsidiary Board”). Mr. Carroll, as a member of the BPG Subsidiary Board, generally participated in discussions and deliberations with the BPG Subsidiary Board regarding determinations of annual cash incentive awards for our executive officers. Specifically, he made recommendations to the BPG Subsidiary Board regarding the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Carroll did not participate in deliberations regarding his own compensation.
In connection with the IPO, we established a Compensation Committee and since the completion of the IPO our Compensation Committee has been responsible for making all executive compensation determinations. Mr. Carroll continues to work closely with the compensation committee in managing the executive compensation program and attends meetings of the compensation committee. He does not participate in deliberations regarding his own compensation.
Role of the Compensation Consultant
In 2013, we reviewed, and engaged a compensation consultant, FPL Associates L.P. (“FPL”), to assist us in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our named executive officers. All executive compensation services provided by FPL were conducted under the direction or authority of the BPG Subsidiary Board, and all work performed by FPL was pre-approved by the BPG Subsidiary Board.
Use of Comparative Market Data
As requested by the BPG Subsidiary Board, in 2013, FPL reviewed the most recent publicly available information for peer group companies and focused on six compensation components: (1) base salary, (2) target annual bonus, (3) actual annual bonus, (4) target total annual cash compensation, (5) long-term incentive and (6) total remuneration. The BPG Subsidiary Board, in its discretion in setting the compensation elements and levels for the named executive officers, took into consideration this data, as well as other factors, including the overall market practice for privately-held portfolio companies of private equity firms. Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.
The information provided by FPL consisted of data from two types of peer groups. One peer group (an asset-based peer group) was comprised of 14 real estate investment trusts that focus on retail properties, ten of which focus exclusively on shopping centers. The asset-based peer group included:

Acadia Realty Trust	Macerich Company
CBL & Associates Properties, Inc.	Pennsylvania Real Estate Investment Trust
DDR Corp.	Phillips Edison & Company
EDENS	Regency Centers Corporation
Equity One, Inc.	Retail Properties of America, Inc.
Federal Realty Investment Trust	Taubman Centers, Inc.
Kimco Realty Corporation	Weingarten Realty Investors

The second peer group (a size-based peer group) was comprised of 15 real estate investment trusts that focus on a variety of property types and are similar in size to the Company in terms of total assets and capitalization, number of properties and number of full-time employees. The size-based peer group included:

Apartment Investment and Management Co.	Kimco Realty Corporation
Archstone	Macerich Company
AvalonBay Communities, Inc.	Mack-Cali Realty Corporation
Boston Properties, Inc.	SL Green Realty Corp.
Duke Realty Corporation	UDR, Inc.
Essex Property Trust, Inc.	Ventas, Inc.
Host Hotels & Resorts, Inc.	Vornado Realty Trust
The Irvine Company

Compensation Elements
Base Salary
Base salary compensates our executives for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect that executive officer’s performance, experience and breadth of responsibilities, salaries for similar positions within the community and in our industry generally, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers” below. Each executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to deal with competitive pressures or changes in job responsibilities.
In March 2013, as part of the annual merit review, BPG Subsidiary’s board increased the base salary of each of Messrs. Bruce, Siegel and Bernstein and Ms. Fisher effective January 1, 2013 by 3.0% and determined to maintain Mr. Carroll at his current base salary.
The following table reflects our named executive officers’ base salaries at the end of 2012 and 2013.

Name	Base salary as of December 31, 2012	Base Salary as of December 31, 2013
Michael A. Carroll	$800,000	$800,000
Michael V. Pappagallo(1)	—	$750,000
Timothy Bruce	$400,000	$412,000
Steven F. Siegel	$427,517	$440,343
Dean Bernstein	$382,875	$394,361
Tiffanie Fisher(2)	$507,500	—

(1)
  Mr. Pappagallo joined the Company as our President and Chief Financial Officer on May 20, 2013.
(2)
  Ms. Fisher was not employed by the Company after July 31, 2013.
Annual Cash Incentive Compensation
In order to motivate our named executive officers to achieve short-term performance goals and tie a portion of their cash compensation to actual performance, each named executive officer is eligible for annual cash incentive awards under our annual bonus plan (“Annual Bonus Plan”) based on achievement of a corporate financial target and individual qualitative goals, each set at the beginning of a fiscal year, with the threshold, target and maximum payout amounts based on a percentage of the named executive officer’s base salary (in Mr. Pappagallo’s case prorated for 2013 based on the portion of the year he was employed). The named executive officers’ threshold, target and maximum payout amounts were as follows based on the following percentages provided in their respective employment agreements.

Name	Threshold	Target	Maximum
Michael A. Carroll	75%	100%	150%
Michael V. Pappagallo(1)	75%	100%	150%
Timothy Bruce	49%	65%	85%
Steven F. Siegel	49%	65%	85%
Dean Bernstein	49%	65%	85%
Tiffanie Fisher	75%	100%	125%

(1)
  Mr. Pappagallo’s Annual Bonus Plan award for 2013 was prorated based on the portion of the year Mr. Pappagallo was employed.
For fiscal 2013, the Annual Bonus Plan rewarded eligible employees, including our named executive officers, based on a combination of (1) a financial target measured by our net operating income (the “BPG Financial Component”) and (2) the participant’s individual qualitative performance, with each component comprising 50% of the total award. Under the Annual Bonus Plan, the BPG Financial Component of the bonus would be paid at 100% if we achieved a net operating income target of $767 million for fiscal 2013. The portion of the bonus pool allocated to the BPG Financial Component would be increased $0.17 for each $1.00 earned above the financial target up to a cap. Participants were eligible to receive the threshold payout amount with respect to the BPG Financial Component if we achieved $752 million in net operating income for fiscal 2013 and were eligible to receive the maximum payout amount with respect to the BPG Financial Component if we achieved $776 million in net operating income for fiscal 2013, with actual payouts interpolated between the threshold, target and maximum amounts according to the actual BPG Financial Component achieved. For fiscal 2013, we achieved a net operating income slightly above the BPG Financial Component net operating income target, yielding a nominal additional bonus payout under the BPG Financial Component.
Participants were also evaluated based on pre-established individual qualitative performance goals. Mr. Carroll’s individual goals included preparing the Company for an IPO, increasing the Company’s market positioning, optimizing operations, completing financial initiatives and cost savings, and improving the integration of various operations. Mr. Pappagallo’s individual goals included preparing the Company for an IPO, successfully completing the establishment of the Company’s credit facility, establishing relationships and a leadership role, both internally and externally, and completing various operational process improvements, including through the use of technologies. Mr. Bruce’s individual goals included accomplishing key financial goals measured against operating income and occupancy, focusing on capital spending initiatives to maximize return on invested capital, developing methods to achieve operational goals and fostering retailer relationships at senior levels. Mr. Siegel’s individual goals included preparing the Company for an IPO, assisting in and closing various refinancings, acquisitions and dispositions, resolving various legal issues at property locations and overseeing and resolving various other legal matters. Mr. Bernstein’s individual goals included successfully identifying and disposing of non-core assets, acquiring non-owned anchor tenant locations within the Company’s properties, coordinating initiatives and goals of the property management group and creating greater efficiencies in the property management program. In connection with fiscal 2013 compensation, the Compensation Committee considered the performance of the named executive officers and determined that each outperformed his individual qualitative performance goals.

As detailed in the following table, actual amounts paid under the Annual Bonus Plan were calculated by multiplying each named executive officer’s base salary by his or her target bonus potential, which was then adjusted by an achievement factor based on the combined achievement of the BPG Financial Component and the individual performance goals. Each of the named executive officers earned an Annual Bonus for 2013 as follows:

Name	2013 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Potential	Combined Achievement Factor as a Percentage of Target	2013 Annual Bonus
Michael A. Carroll	$800,000	100%	$800,000	139%	$1,110,100
Michael V. Pappagallo(1)	$750,000	100%	$464,384	144%	$667,516
Timothy Bruce	$412,000	65%	$267,800	127%	$340,940
Steven F. Siegel	$440,343	65%	$286,223	127%	$364,395
Dean Bernstein	$394,361	65%	$256,335	127%	$326,343
Tiffanie Fisher(2)	$522,725	100%	$522,725	—	—

(1)
  Mr. Pappagallo’s Annual Bonus for 2013 was prorated based on the portion of the year he was employed.
(2)
  In connection with her resignation, Ms. Fisher forfeited the full amount of her Annual Bonus for 2013.
Acquisition-Related Retention Bonuses
As a result of the Acquisition and BPG Subsidiary’s board’s determination of the importance of the retention of certain key employees, including each of the named executive officers, BPG Subsidiary’s board awarded retention bonuses intended to incentivize these key employees to remain with us through the applicable payment dates. Retention bonuses were awarded for both short-term and long-term retention, the terms of which are set forth in the named executive officers’ respective employment agreements described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers.”
With respect to the short-term retention bonus (the “Retention Bonus”), 50% of the Retention Bonus was payable to each of the named executive officers on November 1, 2011, and the remaining 50% of the Retention Bonus was payable on or about June 28, 2013, provided the named executive officer had not been terminated for cause or resigned other than as a result of a “constructive termination” (as defined below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers”). The Retention Bonus is reflected in the “Bonus” column of the “Summary Compensation Table.”
The full amount of each named executive officer’s Retention Bonus (including the amount paid in 2011) reflected the severance upon a specified termination of employment that such named executive officer was entitled to receive under his or her employment agreement in effect with our predecessor parent company prior to the Acquisition.

Name	Retention Bonus Paid in 2013
Michael A. Carroll	$554,431
Michael V. Pappagallo(1)	—
Timothy Bruce(1)	—
Steven F. Siegel	$362,957
Dean Bernstein	$305,914
Tiffanie Fisher(2)	$342,052

(1)
  As Messrs. Pappagallo and Bruce joined the Company following the Acquisition, they were not eligible for the Retention Bonus.
(2)
  This amount was paid in connection with Ms. Fisher’s Separation Agreement described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers.”

With respect to the long-term retention bonus (the “Brixmor LTIP Retention Payment”), the respective amounts are payable to the named executive officers, provided the named executive officer has not been terminated for cause or resigned other than as a result of a “constructive termination” on the first to occur of the following dates: (1) June 28, 2014, (2) the occurrence of a change in control and (3) the date that is six months following specified capital transactions. The consummation of the IPO on November 4, 2013 triggered the Brixmor LTIP Retention Payment, which will become payable six months following such date.
The amount of each named executive officer’s Brixmor LTIP Retention Payment was determined based on each respective executive officer’s position, role and responsibilities within the organization, and the Brixmor LTIP Retention Payment for each named executive officer is as follows:

Name	Brixmor LTIP Retention Payment
Michael A. Carroll	$1,000,000
Michael V. Pappagallo(1)	—
Timothy Bruce	$350,000
Steven F. Siegel	$400,000
Dean Bernstein	$350,000
Tiffanie Fisher(2)	—

(1)
  As Mr. Pappagallo did not join the Company until May 20, 2013, he was ineligible for a LTIP Retenetion Payment.
(2)
  In connection with her resignation, Ms. Fisher forfeited the full amount of her Brixmor LTIP Retention Payment.
Long-Term Equity Compensation
Equity Incentive Awards in the Partnerships that Owned Brixmor
Each of the named executive officers was granted long-term incentive awards that were designed to promote our interests by providing management employees with equity interests as an incentive to remain in the Company’s service and align executives’ interests with those of the Company’s equity holders and pre-IPO ultimate parent investors. BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. (the “Partnerships”) granted these long-term incentive awards to the named executive officers in the form of Class B Units in each of the Partnerships. Investment funds affiliated with the Partnerships and Blackstone held the Class A-1 Units. The principal terms of each of these grants are summarized immediately below and under “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards — Equity Awards” and “Potential Payments Upon Termination or Change in Control.”
The Class B Units of the Partnerships were profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of the Partnerships that exceeded a specified threshold. Therefore the Class B Units only had value to the extent there was an appreciation in the value of our business from and after the applicable date of grant and the appreciation exceeded a specified threshold. In addition, the vesting of one-half of the Class B Units was subject to our Sponsor achieving minimum internal rates of return on its investment in Class A Units, as described further below.
The number of Class B Units granted to each named executive officer was determined based on each named executive officer’s position, role and responsibilities within the organization as well as the overall market practice for privately held portfolio companies of private equity firms. Other than with respect to Mr. Pappagallo, who was granted 20,578,947 Class B Units in connection with the commencement of his employment by the Company, no equity awards of Class B Units in the Partnerships were made to the named executive officers during 2013.
Of the Class B Units in the Partnerships granted to the named executive officers other than Mr. Pappagallo, 25% were scheduled to vest on June 28, 2014, and 25% were scheduled to vest on June 28, 2016 (referred to as “time-vesting units”), in each case, subject to the named executive officer’s continued employment through such anniversary. Of the Class B Units in the Partnerships granted to Mr. Pappagallo,

25% were time-vesting units scheduled to vest on May 20, 2016, and 25% were time-vesting units scheduled to vest on May 20, 2018. The remaining 50% of the Class B Units in the Partnerships granted to the named executive officers (referred to as “exit-vesting units”) and any then unvested time-vesting Class B Units were scheduled to vest on the date, if any, that Blackstone receives, in respect of its aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. In connection with the IPO, we accelerated the vesting of three-fourths of the exit-vesting units held by our named executive officers (meaning 37.5% of the Class B Units granted to the named executive officers vested immediately following the IPO, 25% of the units granted to the named executive officers other than Mr. Pappagallo are scheduled to vest on June 28, 2014, 25% of the units granted to the named executive officers other than Mr. Pappagallo are scheduled to vest on June 28, 2016, 25% of the units granted to Mr. Pappagallo are scheduled to vest on May 20, 2016, 25% of the units granted to Mr. Pappagallo are scheduled to vest on May 20, 2018 and 12.5% (plus any then unvested time-vesting units) of the units granted to the named executive officers will vest when the internal rate of return condition is satisfied). The Class B Units granted to Mr. Pappagallo in 2013 are included in the “Stock Awards” column of the “Summary Compensation Table” and in the “Fiscal 2013 Grants of Plan-Based Awards Table” and the Class B Units held by the named executive officers that vested in 2013 are included in the “Option Exercises and Stock Vested” table.
In addition to the Class B Unit grants described above, Messrs. Carroll and Siegel as well as other members of management also purchased for cash Class A-2 Units in each of the Partnerships. The Class A-2 Units are equity interests, have economic characteristics that are similar to those of shares of common stock in a corporation and have no vesting schedule.
In connection with the IPO, our executive officers (including our named executive officers) surrendered their units in the Partnerships and received in exchange (i) shares of our common stock as to units held in BRE Retail Holdco L.P. and shares of common stock in BPG Subsidiary as to units held in Blackstone Retail Transaction II Holdco L.P., (ii) a cash payment equal to approximately $6.0 million (the “Class B Cash Payment”) paid pro rata to all Class B Unitholders, which was paid by the Partnerships and (iii) a cash payment equal to approximately $0.1 million (the “Class A-2 Cash Payment”) paid pro rata to our executive officers who were Class A-2 Unitholders, which was paid by the Partnerships. The incremental value associated with the acceleration and exchange of the exit-vesting Class B Units is reflected in the “Stock Awards” column of the “Summary Compensation Table.” There was no incremental value associated with the exchange of the time-vesting Class B Units. The BPG Subsidiary shares, as described in further detail under “Transactions with Related Persons — Exchange Agreement,” are exchangeable at the option of the holder for an equivalent number of shares of our common stock, subject to the ownership limit and other restrictions on ownership and transfer set forth in our charter, or, at our option, cash based upon the value of an equivalent number of shares of our common stock. The number of our and BPG Subsidiary’s shares of common stock and restricted stock delivered to these equity holders of the Partnerships was determined in a manner intended to replicate the respective economic value associated with the Class A-2 Units and the Class B Units, as applicable, based upon the valuation derived from the initial public offering price. The Partnerships elected to make the Class B Cash Payment to reduce the number of fully vested shares of common stock of Brixmor and BPG Subsidiary that would otherwise be deliverable in the conversion and to provide some liquidity to holders of Class B Units. The Partnerships made the Class A-2 Cash Payment in connection with the distribution of the Non-Core Properties (as described and defined below under “Transactions With Related Persons — IPO Property Transfers”), with the Class A-2 Cash Payment amount determined in a manner intended to replicate the economic value of the Non-Core Properties associated with the Class A-2 Units. The Class A-2 Cash Payment had no accounting impact on the Company. The restricted stock delivered upon the surrender of the Class B Units in the Partnerships is subject to the same vesting terms and restrictive covenants as those applicable to the unvested Class B Units in the Partnerships immediately prior to such transaction. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Critical Accounting Policies — Stock Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information concerning the accounting treatment of stock based compensation.
The following tables set forth the number of vested shares of our common stock, vested shares of common stock in BPG Subsidiary, unvested shares of our restricted stock, unvested shares of restricted stock in BPG Subsidiary and cash that each of our NEOs, other than Ms. Fisher, who forfeited her Class B

Units in connection with her resignation, received in exchange for their Class A-2 Units, vested Class B Units and unvested Class B Units in BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P.

Name	Common Stock Received in Exchange for Vested Class A-2 Units	BPG Subsidiary Common Stock Received in Exchange for Vested Class A-2 Units	Cash Received in Exchange for Vested Class A-2 Units	Common Stock Received in Exchange for Vested Class B Units	BPG Subsidiary Common Stock Received in Exchange for Vested Class B Units	Unvested Restricted Stock Received in Exchange for Unvested Class B Units	Unvested BPG Subsidiary Restricted Stock Received in Exchange for Unvested Class B Units	Cash Received in Exchange for Vested Class B Units
	(#)	(#)	($)	(#)	(#)	(#)	(#)	($)
Michael A. Carroll	75,860	25,141	88,000	233,539	75,175	389,234	125,292	1,490,008
Michael V. Pappagallo	—	—	—	99,634	32,072	166,059	53,454	635,680
Timothy Bruce	—	—	—	72,292	23,270	120,487	38,784	461,230
Steven F. Siegel	3,793	1,257	4,400	93,415	30,070	155,694	50,118	596,004
Dean Bernstein	—	—	—	72,292	23,270	120,487	38,784	461,230

Equity Awards in the Acquired Properties We Manage
In connection with the IPO, we effected the “IPO Property Transfers” described in greater detail in “Certain Relationships and Related Person Transactions — IPO Property Transfers” whereby certain investment funds affiliated with Blackstone contributed certain properties (the “Acquired Properties”) to us, and we distributed certain properties that we had historically held in our portfolio to our pre-IPO owners (as defined below).
In addition to the Class B Units in the Partnerships, some of our executive officers, including our named executive officers, were granted BRE Units in BRE Southeast Retail Holdings LLC (“BRE Southeast Retail”), as compensation for services the executives provided with respect to the Acquired Properties under a retail asset management agreement between our subsidiary, Brixmor Southeast Retail Manager LLC, and BRE Southeast Retail. See “Certain Relationships and Related Person Transactions — Property Management Agreements.” The BRE Units were profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of BRE Southeast Retail that exceeded a specified threshold. Therefore, the BRE Units only had value to the extent there was an appreciation in the value of BRE Southeast Retail’s business from and after the applicable date of grant and the appreciation exceeded a specified threshold).
As with the Class B Units, the number of BRE Units granted to each named executive officer was determined based on each named executive officer’s position, role and responsibilities within the organization as well as the overall market practice for privately held portfolio companies of private equity firms. Other than 998,393 BRE Units granted to Mr. Pappagallo in connection with the commencement of his employment by the Company and 88,093 BRE Units granted to Mr. Bruce in connection with his additional responsibilities managing the Acquired Properties owned by BRE Southeast Retail, no equity awards of BRE Units in BRE Southeast Retail were made to the named executive officers during 2013.
The BRE Units had vesting terms that were substantially similar to the Class B Units in the Partnerships described above, with 25% of the BRE Units scheduled to vest on December 20, 2014 (or, in the case of Mr. Pappagallo’s BRE Units, May 20, 2016) and 25% of the BRE Units scheduled to vest on December 20, 2016 (or, in the case of Mr. Pappagallo’s BRE Units, May 20, 2018), in each case, subject to the named executive officer’s continued employment on such date, and the remaining 50% of the BRE Units, and any then unvested time-vesting BRE Units, scheduled to vest on the date, if any, when the sponsors of BRE Southeast Retail received, in respect of their aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. In connection with the IPO and the IPO Property Transfers, BRE Southeast Retail fully accelerated the vesting of the BRE Units. The BRE Units granted to Messrs. Pappagallo and Bruce in 2013 are included in the “Stock Award” column of the “Summary Compensation Table” and in the “Fiscal 2013 Grants of Plan-Based Awards Table” and BRE Units held by our named executive officers that vested in 2013 are included in the “Option Exercises and Stock Vested” table. In addition to the BRE Units, Messrs. Carroll and Bruce, also purchased at a discount Class A-2 Units of BRE Southeast Retail. The Class A-2 Units were equity interests, having economic characteristics similar to those of shares of common stock in a corporation and had no vesting schedule.
In connection with the IPO Property Transfers, the Class A-2 unit holders and the BRE Unit holders surrendered their units and received common units of partnership interests in our operating partnership (“OP Units”), with the number of OP Units delivered determined in a manner intended to replicate the respective economic benefit provided by such units based upon the valuation derived from the initial public offering price relative to the BRE Southeast Retail assets that comprise the Acquired Properties. The incremental value associated with the acceleration and exchange of BRE Units is reflected in the “Stock Awards” column of the “Summary Compensation Table.” We recognized additional compensation expense in respect of the conversion that was included in general and administrative expense at the time we completed the IPO Property Transfers. The amount of the expense recognized was the difference between the accumulated amounts previously recognized by us for the interests in the Acquired Properties and the fair value of the OP Units issued in the conversion. From and after the first anniversary of the IPO, these OP Units will be redeemable at the option of the holder for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the OP Units tendered for redemption in exchange for an equivalent number of shares of our common stock, subject to the ownership limit and other restrictions on ownership and transfer set forth in our charter. The OP Units delivered upon the surrender of the BRE Units are fully vested.
The following table sets forth the number of vested OP Units that each of our NEOs, other than Ms. Fisher, who forfeited her BRE Units in connection with her resignation, received in exchange for their Class A-2 Units and vested BRE Units.

Name	OP Units Received in Exchange for Class A-2 Units	OP Units Received in Exchange for Vested BRE Units
	(#)	(#)
Michael A. Carroll	7,888	26,082
Michael V. Pappagallo	—	17,932
Timothy Bruce	3,943	11,084
Steven F. Siegel	—	10,432
Dean Bernstein	—	9,128

Similar to the BRE Units, in 2013, some of our executive officers, including our named executive officers, received Throne Units in two affiliated entities, collectively referred to as BRE Throne, as compensation for services the executives provided with respect to the Acquired Properties under a retail asset management agreement between our subsidiary, Brixmor Throne Retail Manager LLC, and BRE Throne. See “Certain Relationships and Related Person Transactions — Property Management Agreements.” The Throne Units were profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of BRE Throne that exceeded a specified threshold. Therefore, the Throne Units only had value to the extent there was an appreciation in the value of BRE Throne’s business from and after the applicable date of grant and the appreciation exceeds a specified threshold. The Throne Units had vesting terms that were substantially similar to the Class B Units in the Partnerships and the BRE Units, with 25% of the Throne Units scheduled to vest on July 25, 2015 (or, in the case of Mr. Pappagallo’s Throne Units, May 20, 2016) and 25% of the Throne Units scheduled to vest on July 25, 2017 (or, in the case of Mr. Pappagallo’s Throne Units, May 20, 2018), in each case, subject to the named executive officer’s continued employment on such date, and the remaining 50% of the Throne Units, and any then unvested time-vesting Throne Units scheduled to vest on the date, if any, when the sponsors of BRE Throne received, in respect of their aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. In connection the IPO and the IPO Property Transfers, BRE Throne fully accelerated the vesting of the Throne Units. The Throne Units were granted in the following amounts: 535,895 units to Mr. Carroll, 455,511 units to Mr. Pappagallo, 187,563 units to Mr. Bruce, 214,358 units to Mr. Siegel and 187,563 units to Mr. Bernstein. The Throne Units granted to our named executive officers in 2013 are included in the “Stock Awards” column of the “Summary

Compensation Table” and in the “Fiscal 2013 Grants of Plan-Based Awards Table” and the Throne Units that vested in 2013 are included in the “Option Exercises and Stock Vested” table. In addition to the grants, Mr. Carroll also purchased Class A-2 Units of BRE Throne, which units were equity interests, having economic characteristics similar to those of shares of common stock in a corporation and had no vesting schedule.
In connection with the IPO Property Transfers, the Class A-2 and the Throne Unit holders in BRE Throne surrendered their units of BRE Throne and received, directly or indirectly, OP Units with the number of OP Units delivered determined in a manner intended to replicate the respective economic benefit provided by such units based upon the valuation derived from the initial public offering price relative to the BRE Throne assets that comprise the Acquired Properties. In addition to OP Units, Mr. Carroll also received, in exchange for his Class A-2 Units, a cash payment of $86,415 intended to replicate the economic benefit provided by such units based upon an additional asset associated with the Class A-2 Units that was not an Acquired Property, which payment was made by BRE Throne. The incremental value associated with the acceleration and exchange of the BRE Throne Units is reflected in the “Stock Awards” column of the “Summary Compensation Table.” We recognized additional compensation expense in respect of the conversion that was included in general and administrative expense at the time we completed the IPO Property Transfers. The amount of the expense recognized was the difference between the accumulated amounts previously recognized by us for the interests in the Acquired Properties and the fair value of the OP Units issued in the conversion. From and after the first anniversary of the IPO, these OP Units will be redeemable at the option of the holder for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the OP Units tendered for redemption in exchange for an equivalent number of shares of our common stock. The OP Units delivered upon the surrender of the Throne Units are fully vested.
The following table sets forth the number of vested OP Units that each of our NEOs, other than Ms. Fisher, who did not receive any Throne Units, received in exchange for their Class A-2 and vested Throne Units.

Name	OP Units Received in Exchange for Class A-2 Units	Cash Received in Exchange for Class A-2 Units	OP Units Received in Exchange for Vested Throne Units
	(#)	($)	(#)
Michael A. Carroll	13,240	86,415	39,457
Michael V. Pappagallo	—		18,593
Timothy Bruce	—		13,810
Steven F. Siegel	—		15,783
Dean Bernstein	—		13,810

Other Employee Benefits & Perquisites
We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time, that are available to all employees. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k), on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s contribution in order to encourage employee participation. Our named executive officers also receive supplemental long-term disability coverage, executive medical and dental benefits and, in limited circumstances, modest perquisites such as automobile use. These other employee benefits perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.
Severance Benefits
The board believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.
Compensation Actions Taken During 2014
In March 2014, the Compensation Committee approved and authorized an increase to the base salaries of Messrs. Bruce, Siegel and Bernstein. Also in March 2014, the Board approved annual equity-based awards to these named executive officers as well as to Messrs. Carroll and Pappagallo under the Company’s 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”).
Increases to Base Salaries
In March 2014, the Committee approved an increase to the annual base salaries of the following named executive officers in the following amounts, which increases are effective as of January 1, 2014. Mr. Bruce’s salary was increased to $425,000, Mr. Siegel’s salary was increased to $450,000 and Mr. Bernstein’s salary was increased to $400,000.
Equity-Based Awards — New Long Term Incentive 3-year TSR Based Performance Plan
In March 2014, the Board approved the establishment of a new long-term incentive program with performance measurement geared toward total shareholder return over a three year period and approved the granting of equity-based awards in the form of restricted stock units (“RSUs”) or, at the election of the executive, LTIP Units. This plan was put in place to align the long-term incentive awards with competitive practices and stockholder interests and support the objectives of long-term value creation. Accordingly, the Board elected to move toward a three-year performance period, with the initial grant under the plan including transition grants with a one and two year performance measurement period.
The aggregate number of RSUs or LTIP Units assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) is 170,000 for Mr. Carroll, 100,000 for Mr. Pappagallo, 32,500 for Mr. Bruce, 45,000 for Mr. Siegel and 32,500 for Mr. Bernstein.
The RSUs and LTIP Units are each subject to the performance-based and service-based vesting and forfeiture conditions described below.
Vesting Conditions Applicable to RSUs and LTIP Units
In order to facilitate the transition to equity-based awards following the IPO, the initial grant of RSUs and LTIP Units (collectively, the “units”) are divided into three tranches, with the award more heavily weighted on the third tranche, which has a three-year performance period. The first and second tranches vest over one-year and two-year performance periods, respectively. Each tranche is subject to separate performance and service based vesting conditions.
Under the terms of the award agreements, each executive can achieve a threshold, target, and maximum number of units in respect of each tranche. The number of units actually earned for each tranche is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions.
The performance criteria for the third tranche of units, which comprises 50% of the total award grant, are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such units), an absolute total shareholder return (“Absolute TSR”) (20% of such units), and a company-wide strategic objective (20% of such units), in each case for the period beginning October 29, 2013 and ending December 31, 2016. The total number of units that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the calculation date for the third tranche, 25% become vested on January 1, 2018, and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT Equity Shopping Center Index (the “Index”) as the peer index. No units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	> 250 bps below index return	0%
Threshold	250 bps or less below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps or more over index return	150%

For the Absolute TSR component, no units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	<6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%

The performance criteria for the first tranche of units, which comprises one-sixth (1/6th) of the total award grant, are EBITDA per share (37.5% of such units), adjusted funds from operations (“AFFO”) per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2014. The total number of units that are earned based on the EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. Following the calculation of the number of units earned (the date of such calculation for any tranche, the “calculation date”), 50% of the earned units become vested as of the calculation date, and the remaining 50% become vested on January 1, 2016, in each case subject to continued employment.
The performance criteria for the second tranche of units, which comprises one-third (1/3rd) of the total award grant, are EBITDA per share (37.5% of such units), AFFO per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2015. The total number of units that are earned based on the EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the calculation date for the second tranche, and the remaining 50% become vested on January 1, 2017, in each case subject to continued employment.
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.

Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
LTIP Units
LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into common units of partnership interest in the OP (“OP common units”). LTIP Units initially will not have full parity, on a per unit basis, with OP common units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP common units, at which time vested LTIP Units may be converted into OP common units on a one-for-one basis. Holders of OP common units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP common units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP common units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.
Dividends on Units
Under the terms of the RSU award agreement, each earned RSU will accrue dividends with respect to the underlying shares of common stock. Accrued dividend amounts will be payable in cash as and when the underlying RSU vests and is settled.
Under the terms of the LTIP unit award agreement, 10% of the dividends declared on regular units will be payable on a current basis on LTIP Units before such units vest. In addition, after the end of each performance period applicable to a tranche with respect to the LTIP Units that become vested, the executive will also be deemed to have earned an additional number of LTIP Units with a value equal to the value of the other 90% of dividends issued during the performance period with respect to such vested LTIP Units. These additional LTIP Units would become vested as of the applicable calculation date.
Covenants and Clawback
Under the award agreements, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs or LTIP Units and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for 2013 and 2012 for services rendered to us during the respective fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Michael A. Carroll Chief Executive Officer and Director	2013	800,000	554,431	2,939,641	(3)	—	1,110,100	(6)	—	180,411	5,584,583
	2012	800,000	—	237,852		—	2,031,040	(7)	—	82,132	3,151,024
Michael V. Pappagallo(10) President and Chief Financial Officer	2013	432,692	—	6,772,926	(4)	—	667,516	(6)	—	16,752	7,889,886
Timothy Bruce Executive Vice President, Leasing and Redevelopment	2013	412,000	—	697,796	(5)	—	340,940	(6)	—	21,835	1,472,571
	2012	400,000	—	83,248		—	313,208	(7)	—	49,269	845,725
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2013	440,343	362,957	1,175,878	(3)	—	364,395	(6)	—	28,992	2,372,565
	2012	427,517	—	95,141		—	740,842	(7)	—	27,481	1,290,981
Dean Bernstein Executive Vice President, Acquisitions and Dispositions	2013	394,361	305,914	737,920	(3)	—	326,343	(6)	—	22,452	1,786,990
	2012	382,874	—	83,248		—	609,869	(7)	—	18,963	1,094,954
Tiffanie Fisher(11) Former principal financial officer	2013	321,091	342,052	—		—	—		—	1,450,737	2,113,880
	2012	507,500	—	142,711		—	1,022,291	(7)	—	15,190	1,687,692

(1)
  Amounts included in this column reflect the portion of the Retention Bonus payable to each of the named executive officers on or about June 28, 2013. The terms of the Retention Bonus are summarized under “Compensation Discussion and Analysis — Compensation Elements — Acquisition-Related Retention Bonus” above. Messrs. Pappagallo and Bruce joined the Company following the Acquisition and were therefore not eligible for the Retention Bonus. The amount payable to Ms. Fisher was paid in connection with Ms. Fisher’s Separation Agreement described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers.”
(2)
  As described in “Compensation Discussion and Analysis — Compensation Element — Long-Term Equity Compensation” above, in connection with the IPO, among other things, the Company modified the terms of the outstanding Class B Units, BRE Units and Throne Units to (i) waive the vesting condition for 75% of each NEO’s exit-vesting Class B Unit awards and (ii) fully accelerate the vesting of each NEO’s BRE Units and Throne Units. The terms of these units are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above and under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Awards” and “Potential Payments Upon Termination or Change in Control” below. In addition, as described in “Compensation Discussion and Analysis — Compensation Element — Long-Term Equity Compensation,” in connection with the IPO, the NEOs surrendered their (a) vested Class B Units in exchange for (i) shares of our common stock as to units held in BRE Retail Holdco L.P. and shares of common stock in BPG Subsidiary as to units held in Blackstone Retail Transaction II Holdco L.P. and (ii) a cash payment equal to approximately $6.0 million which was paid pro rata to all Class B Unitholders, which was paid by the Partnerships; (b) unvested Class B Units in exchange for unvested shares of our restricted stock as to units held in BRE Retail Holdco L.P. and shares of restricted stock in BPG Subsidiary as to units held in Blackstone Retail Transaction II Holdco L.P., in each case subject to the same vesting terms and restrictive covenants as those applicable to the unvested Class B Units in the Partnerships immediately prior to such transaction; (c) BRE Units in exchange for OP Units; and (d) Throne Units in exchange for OP Units. There was incremental fair value associated with each of the modified awards other than the time-vesting Class B Units. In accordance with SEC requirements, the amount disclosed as “Stock Awards” for each NEO (other than Ms. Fisher, who resigned prior to the IPO and forfeited all of her unvested Class B and BRE Units in connection with her resignation) for fiscal 2013 in the table above includes the incremental fair values, calculated in accordance with Topic 718, with respect to each of the awards modified in connection with the IPO as follows:

	Award	Number of Units (#)	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Number of Vested Shares of BPG Subsidiary Inc. Common Stock (#)	Number of Vested OP Units (#)	Number of Unvested Shares of Brixmor Property Group Inc. Restricted Stock (#)	Number of Unvested Shares of BPG Subsidiary Restricted Stock (#)	Cash ($)	Incremental Fair Value of Modified Stock Award
Mr. Carroll	Modified Class B Unit Award	24,210,526	233,539	75,175	—	389,234	125,292	1,490,008	1,866,739
	Modified BRE Unit Award	1,174,578	—	—	26,082			—	283,763
	Modified Throne Unit Award	535,895	—	—	39,457			—	562,724
Mr. Pappagallo	Modified Class B Unit Award	20,578,947	99,634	32,072	—	166,059	53,454	635,680	95,112
	Modified BRE Unit Award	998,393	—	—	17,932			—	132,005
	Modified Throne Unit Award	455,511	—	—	18,593			—	232,472
Mr. Bruce	Modified Class B Unit Award	8,473,684	72,292	23,270	—	120,487	38,784	461,230	362,404
	Modified BRE Unit Award	499,195	—	—	11,084			—	118,441
	Modified Throne Unit Award	187,563	—	—	13,810			—	196,953
Mr. Siegel	Modified Class B Unit Award	9,684,210	93,415	30,070	—	155,694	50,118	596,004	746,717
	Modified BRE Unit Award	469,830	—	—	10,432			—	113,505
	Modified Throne Unit Award	214,358	—	—	15,783			—	225,089
Mr. Bernstein	Modified Class B Unit Award	8,473,684	72,292	23,270	—	120,487	38,784	461,230	362,404
	Modified BRE Unit Award	411,102	—	—	9,128			—	99,317
	Modified Throne Unit Award	187,563	—	—	13,810			—	196,953

(3)
  Amount reported in fiscal 2013 includes the aggregate grant date fair value of the Throne Units granted to the NEO in 2013, calculated in accordance with FASB ASC Topic 718. The grant date fair values of the time-vesting and exit-vesting portions of these units were estimated using a Monte Carlo simulation model. Expected volatilities were based on the historical volatility of peer companies’ stock over the expected life of the units. The expected life of the units granted represents the period of time that the units granted are expected to be outstanding. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the units. The following assumptions were used to calculate the fair value: (1) an expected volatility of 45%; (2) a 3.6-year expected life; (3) a 0.52% risk-free interest rate; and (4) a 0% dividend yield. The terms of these units are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above and under “Narrative Disclosure to Summary Compensation Table and Grans of Plan-Based Awards Table — Other Equity Awards” below.
(4)
  Amount reported in fiscal 2013 includes the aggregate grant date fair value of the Class B Units, BRE Units and Throne Units granted to the NEO in 2013, each calculated in accordance with FASB ASC Topic 718. The assumptions made when calculating the grant date fair value of the Class B Units are found in Note 12 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013. The grant date fair value of the time-vesting and exit-vesting portions of the BRE Units were estimated using a Monte Carlo simulation model. Expected volatilities were based on the historical volatility of peer companies’ stock over the expected life of the units. The expected life of the units granted represents the period of time that the units granted are expected to be outstanding. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the units. The following assumptions were used to calculate the fair value: (1) an expected volatility of 50%; (2) a 2.6-year expected life; (3) a 0.34% risk-free interest rate; and (4) a 0% dividend yield. The assumptions made when calculating the grant date fair value of the Throne Units are described in footnote 3 above.

The terms of these units are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above and under “Narrative Disclosure to Summary Compensation Table and Grans of Plan-Based Awards Table — Terms of Our Restricted Stock Awards and  — Other Equity Awards” and “Potential Payments Upon Termination or Change in Control” below.
(5)
  Amount reported in fiscal 2013 includes the aggregate grant date fair value of the BRE Units and Throne Units granted to the NEO in 2013, each calculated in accordance with FASB ASC Topic 718. The assumptions made when calculating the grant date fair value of the BRE Units are described in footnote 4 above. The assumptions made when calculating the grant date fair value of the Throne Units are described in footnote 3 above. The terms of these units are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above and under “Narrative Disclosure to Summary Compensation Table and Grans of Plan-Based Awards Table — Other Equity Awards” below.
(6)
  Reflects cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based targets, the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the Annual Bonus Payments is described above under “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Compensation.”
(7)
  Reflects cash incentive awards earned by our named executive officers (A) under the Annual Bonus Plan and (B) under a long-term compensation plan established by our predecessor parent company in October 2009 and assumed by us at the time of the Acquisition (the “Predecessor Long-Term Compensation Plan” and such cash incentive award, a “Predecessor LTCP Payment”). These awards were based on pre-established, performance-based targets, the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” There are no remaining payments to be made under the Predecessor Long-Term Compensation Plan.
(8)
  We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.
(9)
  All Other Compensation for 2013 for each named executive officer includes the following:

Name	Year	Insurance Costs(a)	Company Contribution to Defined Contribution Plans(b)	Use of Company Auto	Discounted Equity Purchase in BRE Throne(c)	Bonus(d)	Accrued Vacation and Personal Time(e)	Severance(f)	Total
Michael A. Carroll	2013	$21,355	$7,650	$1,600	$73,405	$76,401	—	—	$180,411
Michael V. Pappagallo	2013	$9,102	$7,650			—	—	—	$16,752
Timothy Bruce	2013	$14,185	$7,650			—	—	—	$21,835
Steven F. Siegel	2013	$21,272	$7,650			—	—	—	$28,992
Dean Bernstein	2013	$14,802	$7,650			—	—	—	$22,452
Tiffanie Fisher	2013	$4,836	$7,650			—	$57,098	$1,381,153	$1,450,737

(a)
  Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums.
(b)
  Represents the employer’s 401(k) plan matching contributions.
(c)
  Represents the compensation cost calculated in accordance with FASB ASC Topic 718 for the Class A-2 Units of BRE Throne purchased at less than fair market value.
(d)
  Represents a discretionary bonus paid by the Company to offset taxes incurred for the increase in the fair value of the Class A-2 Units of BRE Throne purchased.
(e)
  Represents payments made to Ms. Fisher for accrued and unused vacation and personal time in connection with her resignation.

(f)
  Represents payments made to Ms. Fisher on September 13, 2013 pursuant to the separation agreement we entered into with Mr. Fisher on September 4, 2013. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 — Other Severance Agreement — Fisher Separation Agreement.”
(10)
  Mr. Pappagallo joined the Company on May 20, 2013 as our President and Chief Financial Officer. He was not employed by the Company prior to May 20, 2013. Accordingly, amounts earned by and reported for Mr. Pappagallo in the Salary and Non-Equity Incentive Plan Compensation columns are pro-rated based the number of days he was employed by the Company in 2013. Mr. Pappagallo’s annualized base salary for 2013 was $750,000.
(11)
  Ms. Fisher served as our Executive Vice President, Chief Financial Officer from April 2009 until her resignation from these positions effective May 20, 2013. Ms. Fisher continued her employment with the Company through July 31, 2013. The amount shown in the salary column for Ms. Fisher represents amounts paid to her in respect of her base salary through July 31, 2013. In connection with her resignation, Ms. Fisher forfeited all of her Class B, BRE, and Throne Units. On May 20, 2013, Michael V. Pappagallo became our President and Chief Financial Officer.
Fiscal 2013 Grants of Plan-Based Awards Table
The following table provides supplemental information relating to grants of plan-based awards in fiscal 2013 to help explain information provided above in our Summary Compensation Table.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Threshold Stock Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael A. Carroll	—	600,000	800,000	1,200,000	—	—		—	—		—
	3/29/13	—	—	—	—	267,948	(2)	—	267,948	(2)	226,416
Michael V. Pappagallo	—	348,288	464,384	696,575	—	—		—	—		—
	5/20/13	—	—	—	—	10,289,474	(3)	—	10,289,474	(3)	5,947,316
	5/20/13	—	—	—	—	499,197	(4)	—	499,197	(4)	226,635
	5/20/13	—	—	—	—	227,756	(2)	—	227,756	(2)	139,386
Timothy Bruce	—	201,880	267,800	350,200	—	—		—	—		—
	3/29/13	—	—	—	—	93,782	(2)	—	93,782	(2)	79,245
	3/29/13	—	—	—	—	44,047	(4)	—	44,047	(4)	19,998
Steven F. Siegel	—	215,768	286,223	374,291	—	—		—	—		—
	3/29/13	—	—	—	—	107,179	(2)	—	107,179	(2)	90,566
Dean Bernstein	—	193,237	256,335	335,207	—	—		—	—		—
	3/29/13	—	—	—	—	93,782	(2)	—	93,782	(2)	79,245
Tiffanie Fisher(6)	—	392,044	522,725	784,088	—	—		—	—		—

(1)
  Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. The amounts shown for Mr. Pappagallo are prorated based on the portion of the year he was employed. The actual amounts paid, together with other cash incentive compensation paid to each named executive officer during 2013, are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.
(2)
  Reflects the Throne Units granted during 2013 that were divided into two tranches for vesting purposes: one half were time-vesting and one half were exit-vesting. The exit-vesting units are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-vesting units are reported as an all other stock award in the “All Other Stock Awards: Number of Shares of Stock or Units” column. In connection with the IPO and the IPO Property Transfers, BRE Throne fully accelerated the vesting of the Throne Units issued to our named executive officers and our named executive officers surrendered their Throne Units for OP Units. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above.

(3)
  Reflects the Class B Units in the Partnerships granted during 2013 that were divided into two tranches for vesting purposes: one half were time-vesting and one half were exit-vesting. The exit-vesting units are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-vesting units are reported as an all other stock award in the “All Other Stock Awards: Number of Shares of Stock or Units” column. In connection with the IPO and the IPO Property Transfers, the Partnerships accelerated the vesting of three-fourths of the exit-vesting units issued to our named executive officers. Also in connection with the IPO Property Transfers, Mr. Pappagallo surrendered his Class B Units in exchange for (a) a $635,680 cash payment, (b) shares of our common and restricted stock and (c) shares of common and restricted stock in BPG Subsidiary. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above.
(4)
  Reflects the BRE Units granted during 2013 that were divided into two tranches for vesting purposes: one half were time-vesting and one half were exit-vesting. The exit-vesting units are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-vesting units are reported as an all other stock award in the “All Other Stock Awards: Number of Shares of Stock or Units” column. In connection with the IPO and the IPO Property Transfers, BRE Southeast Retail fully accelerated the vesting of the BRE Units issued to our named executive officers and our named executive officers surrendered their BRE Units for OP Units. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” above.
(5)
  Represents the grant date fair value of the Class B Units, BRE Units or Throne Units, as applicable, granted during 2013 calculated in accordance with FASB ASC Topic 718 and as described in footnotes 3, 4 and 5 to the “Summary Compensation Table.”
(6)
  Ms. Fisher served as our Executive Vice President, Chief Financial Officer from April 2009 until her resignation from these positions effective May 20, 2013. Ms. Fisher continued her employment with the Company through July 31, 2013. In connection with her resignation, Ms. Fisher forfeited any cash incentive compensation under the Annual Bonus Plan and her Throne Units.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
In connection with the Acquisition, BPG Subsidiary’s board of directors took over primary responsibility for compensation decisions relating to our named executive officers and entered into new employment agreements and equity arrangements with our named executive officers, reflecting the compensation objectives and philosophy of our new ultimate parent investors. BPG Subsidiary entered into employment agreements with Messrs. Pappagallo and Bruce upon their commencement of employment with the Company. The principal terms of each of these agreements are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.”
Employment Agreements with our Named Executive Officers
The employment agreements with each named executive officer contain substantially similar terms. Each of the employment agreements provides for a term ending on November 1, 2014 (or, in the case of Mr. Pappagallo, May 20, 2016), and extends automatically for additional one-year periods unless either BPG Subsidiary or the executive elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified financial and individual goals for fiscal years 2013 and beyond. If these goals are achieved, each executive may receive an annual incentive cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.
In addition, each employment agreement, other than those for Messrs. Pappagallo and Bruce who joined the Company following the Acquisition, provides for the following three cash awards:

•
  Final Predecessor LTCP Payment — a payment, on July 31, 2012, covering the third tranche of the Predecessor LTCP Payment to which each named executive officer is entitled under the Predecessor Long-Term Compensation Plan, disclosed above in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and accompanying footnote, provided that such executive had not been terminated for “cause” (as defined in the employment agreements) or resigned other than as a result of a “constructive termination” (as defined below) prior to the payment date;
•
  Retention Bonus — the Retention Bonus, described above under “Compensation Discussion and Analysis — Compensation Elements — Retention Bonuses,” 50% of which was paid to each executive in November 2011 and 50% of which was payable to each executive in June 2013 provided that such executive had not been terminated for cause or resigned other than as a result of a “constructive termination” (as defined below) prior to the payment date; and
•
  Brixmor LTIP Retention Payment — the Brixmor LTIP Retention Payment, described above under “Compensation Discussion and Analysis — Compensation Elements — Retention Bonuses,” payable on the first to occur of the following dates: (1) June 28, 2014; (2) the day that is six months after specified capital transactions; and (3) the occurrence of a change in control, provided that such executive has not been terminated for cause or resigned other than as a result of a constructive termination prior to the payment date. The consummation of the IPO on November 4, 2013 triggered the Brixmor LTIP Retention Payment, which will become payable six months following such date.
Mr. Bruce’s employment agreement provides for the Brixmor LTIP Retention Payment.
Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, including, a material reduction in the executive’s annual or incentive compensation, where the executive’s compensation or other material employee benefit is not paid when due, upon a material reduction in the executive’s authority or responsibilities, upon specified relocation events or where BPG Subsidiary elects not to renew the executive’s employment agreement, subject, in each case, to specified notice and cure periods.
Following are the individual provisions of the named executive officers’ employment agreement.
Carroll Employment Agreement.   Mr. Carroll’s employment agreement provides that Mr. Carroll is to serve as Chief Executive Officer and is eligible to receive an annual base salary of $800,000, subject to such periodic adjustments as may be approved by our board. Mr. Carroll is also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives are met, 100% of his annual base salary if target performance objectives are met and up to a maximum of 150% of his base salary for top performance. The employment agreement provides that Mr. Carroll is entitled to receive $945,000 as the final Predecessor LTCP Payment (which was paid in 2012), $1,108,861 as a Retention Bonus (half of which was paid in 2011 and half of which was paid in 2013) and $1,000,000 as the Brixmor LTIP Retention Payment (which will become payable six months after the consummation of the IPO).
Pappagallo Employment Agreement.   Mr. Pappagallo’s employment agreement provides that Mr. Pappagallo is to serve as President and Chief Financial Officer and is eligible to receive an annual base salary of $750,000, subject to periodic adjustments as may be approved by our board. Mr. Pappagallo is also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives are met, 100% of his annual base salary if target performance objectives are met, and up to a maximum of 150% of his base salary for top performance (prorated for 2013 based on the portion of the year employed).
Bruce Employment Agreement.   Mr. Bruce’s employment agreement provides that he is to serve as Executive Vice President, Leasing and Redevelopment and is eligible to receive an annual base salary of $400,000, subject to such periodic adjustments as may be approved by our board. Mr. Bruce is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance. The employment agreement provides that Mr. Bruce is entitled to receive $350,000 as the Brixmor LTIP Retention Payment (which will become payable six months after the consummation of the IPO).

Siegel Employment Agreement.   Mr. Siegel’s employment agreement provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive an annual base salary of $421,199, subject to such periodic adjustments as may be approved by our board. Mr. Siegel is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance. The employment agreement provides that Mr. Siegel is entitled to receive $412,500 as the final Predecessor LTCP Payment (which was paid in 2012), $725,914 as a Retention Bonus (half of which was paid in 2011 and half of which was paid in 2013) and $400,000 as the Brixmor LTIP Retention Payment (which will become payable six months after the consummation of the IPO).
Bernstein Employment Agreement.   Mr. Bernstein’s employment agreement provides that he is to serve as Executive Vice President, Acquisitions and Dispositions and is eligible to receive an annual base salary of $377,216, subject to such periodic adjustments as may be approved by our board. Mr. Bernstein is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance. The employment agreement provides that Mr. Bernstein is entitled to receive $315,000 as the final Predecessor LTCP Payment (which was paid in 2012), $611,828 as a Retention Bonus (half of which was paid in 2011 and half of which was paid in 2013) and $350,000 as the Brixmor LTIP Retention Payment (which will become payable six months after the consummation of the IPO).
Fisher Employment Agreement.   Ms. Fisher’s employment agreement provided that she was to serve as Executive Vice President, Chief Financial Officer and was eligible to receive an annual base salary of $500,000, subject to such periodic adjustments as may be approved by the board. Ms. Fisher was also eligible to receive an annual bonus of 75% of her annual base salary if threshold performance objectives were met, 100% of her annual base salary if target performance objectives were met and up to a maximum of 125% of her base salary for top performance. The employment agreement provided that Ms. Fisher was entitled to receive $487,500 as the final Predecessor LTCP Payment (which was paid in 2012), $684,103 as a Retention Bonus (half of which was paid in 2011 and half of which was paid in September 2013 pursuant to her Separation Agreement described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 — Other Severance Agreements”) and $600,000 as the Brixmor LTIP Retention Payment (which was forfeited in connection with her resignation).
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for two years after specified terminations of the named executive officer’s employment (other than for cause and, as to the non-compete, other than a termination that occurs after Blackstone ceases to beneficially own any of our common stock).
Other Severance Agreements
Fisher Separation Agreement.   On September 4, 2013, in connection with her resignation, we entered into an agreement with Ms. Fisher (the “Separation Agreement”), pursuant to which we agreed to pay her $342,052, representing the second half of her Retention Bonus described under “Compensation Elements — Acquisition-Related Retention Bonuses,” and an additional $1,381,153.15, each in consideration for her general release of claims and her continued compliance with the confidentiality, non-competition and non-solicitation covenants set forth in her employment agreement. Such amounts were paid in a lump sum on September 13, 2013.
Terms of Our Restricted Stock Awards
Class B Units Surrendered for Restricted Stock
The Class B Units of the Partnerships were profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of the Partnerships that exceeds a specified threshold. Therefore, the Class B Units only had value to the extent there was an appreciation in the value of our business from and after the applicable date of grant and the appreciation exceeded a specified threshold. Of the Class B Units in the Partnerships granted to the named executive officers other than Mr. Pappagallo, 25% were scheduled to vest on June 28, 2014, and 25% were scheduled to vest on June 28, 2016, in each case, subject to the named executive officer’s continued employment through such anniversary. Of the Class B Units in the Partnerships granted to Mr. Pappagallo, 25% were time-vesting units scheduled to vest on May 20, 2016, and 25% were time-vesting units scheduled to vest on May 20, 2018. The remaining 50% of the Class B Units in the Partnerships granted to the named executive officers and any then unvested time-vesting Class B Units were scheduled to vest on the date, if any, that our Sponsor receives, in respect of its aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. In connection with the IPO, we accelerated the vesting of three-fourths of the exit-vesting units held by our named executive officers (meaning 37.5% of the Class B Units granted to the named executive officers vested immediately following the IPO, 25% of the units granted to the named executive officers other than Mr. Pappagallo are scheduled to vest on June 28, 2014, 25% of the units granted to the named executive officers other than Mr. Pappagallo are scheduled to vest on June 28, 2016, 25% of the units granted to Mr. Pappagallo are scheduled to vest on May 20, 2016, 25% of the units granted to Mr. Pappagallo are scheduled to vest on May 20, 2018 and 12.5% (plus any then unvested time-vesting units) of the units granted to the named executive officers will vest when the internal rate of return condition is satisfied). In addition, in connection with the IPO, our executive officers, including our named executive officers (other than Ms. Fisher, who forfeited her Class B Units in connection with her resignation), surrendered their unvested Class B Units for (i) shares of our restricted common stock as to unvested Class B Units held in BRE Retail Holdco L.P. and (ii) shares of restricted common stock in BPG Subsidiary as to Class B Units held in Blackstone Retail Transaction II Holdco L.P., in each case subject to the same vesting terms as those applicable to the unvested Class B Units immediately prior to such transaction.
As a condition of receiving their units in the Partnerships, our named executive officers agreed to specified restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for two years after any termination of the named executive officer’s employment (except, with respect to the non-compete, other than after a termination for cause or a termination that occurs after the respective sponsors of these entities cease to beneficially own any of our common stock). The unvested shares of our restricted common stock and unvested shares of restricted common stock in BPG Subsidiary our named executive officers received in exchange for the surrender of their Class B Units in the Partnerships are subject to the same restrictive covenants.
Other Equity Awards
BRE Units Surrendered for OP Units
In addition to the Class B Units in the Partnerships, in 2012, some of our executive officers, including our named executive officers other than Mr. Pappagallo, who did not join us until May 2013, received BRE Units, with substantially similar terms to the Class B Units in the Partnerships described above, with 25% of the BRE Units scheduled to vest on December 20, 2014, 25% of the BRE Units scheduled to vest on December 20, 2016, in each case, subject to the named executive officer’s continued employment through such date, and the remaining 50% of the BRE Units and any then unvested time vesting BRE Units scheduled to vest on the date, if any, when the sponsors of BRE Southeast Retail received, in respect of their aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. When he joined the Company in May 2013, Mr. Pappagallo received BRE Units with vesting terms substantially similar to the terms of the BRE Units granted to our executive officers in 2012, except that Mr. Pappagallo’s time-vesting BRE Units were scheduled to vest on May 20, 2016 and May 20, 2018. Also in 2013, Mr. Bruce received additional BRE Units, which have the same vesting and other terms as the BRE Units granted tin 2012. In connection the IPO and the IPO Property Transfers, BRE Southeast Retail fully accelerated the vesting of the BRE Units. In addition, in connection with the IPO and the IPO Property Transfers, our executive officers, including our named executive officers, surrendered their BRE Units for fully-vested OP Units.

Throne Units Surrendered for OP Units
Similar to the BRE Units, in 2013, some of our executive officers, including our named executive officers, received Throne Units in two affiliated entities, collectively referred to as BRE Throne, as compensation for services the executives provided with respect to the Acquired Properties under a retail asset management agreement between our subsidiary, Brixmor Throne Retail Manager LLC, and BRE Throne. See “Certain Relationships and Related Person Transactions — Property Management Agreements.” The Throne Units were profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of BRE Throne that exceeded a specified threshold. Therefore, the Throne Units only had value to the extent there was an appreciation in the value of BRE Throne’s business from and after the applicable date of grant and the appreciation exceeds a specified threshold. The Throne Units had vesting terms that are substantially similar to the Class B Units in the Partnerships and the BRE Units, with 25% of the Throne Units scheduled to vest on July 25, 2015 (or, in the case of Mr. Pappagallo’s Throne Units, May 20, 2016) and 25% of the Throne Units scheduled to vest on July 25, 2017 (or, in the case of Mr. Pappagallo’s Throne Units, May 20, 2018), in each case, subject to the named executive officer’s continued employment on such date, and the remaining 50% of the Throne Units and any then unvested time-vesting Throne Units scheduled to vest on the date, if any, when the sponsors of BRE Throne received, in respect of their aggregate Class A Units, cash proceeds resulting in at least a 15% internal rate of return, subject to the named executive officer’s continued employment on such date. In connection the IPO and the IPO Property Transfers, BRE Throne fully accelerated the vesting of the Throne Units. In addition, in connection with the IPO and the IPO Property Transfers, our executive officers, including our named executive officers, surrendered their Throne Units for fully-vested OP Units.
Additional terms regarding the equity awards are summarized above under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” and under “Potential Payments Upon Termination or Change in Control” below.
Outstanding Equity Awards at 2013 Fiscal Year End
The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Michael A. Carroll	311,386	(1)	6,330,477	77,848	(6)	1,582,650
	100,232	(2)	2,037,717	25,060	(7)	509,470
Michael V. Pappagallo	132,846	(3)	2,700,759	33,213	(6)	675,220
	42,762	(4)	869,351	10,692	(7)	217,368
Timothy Bruce	96,388	(1)	1,959,568	24,099	(6)	489,933
	31,026	(2)	630,759	7,758	(7)	157,720
Steven F. Siegel	124,554	(1)	2,532,183	31,140	(6)	633,076
	40,092	(2)	815,070	10,026	(7)	203,829
Dean Bernstein	96,388	(1)	1,959,568	24,099	(6)	489,933
	31,026	(2)	630,759	7,758	(7)	157,720
Tiffanie Fisher(8)	—		—	—		—

(1)
  Reflects the number of time-vesting shares of our restricted stock received in exchange for the surrender of time-vesting Class B Units held in BRE Retail Holdco L.P., 50% of which are scheduled to vest on the earlier of (x) June 28, 2014 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of (x) June 28, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(2)
  Reflects the number of time-vesting shares of restricted stock in BPG Subsidiary received in exchange for the surrender of time-vesting Class B Units held in Blackstone Retail Transaction II Holdco L.P., 50% of which are scheduled to vest on the earlier of (x) June 28, 2014 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of (x) June 28, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(3)
  Reflects the number of time-vesting shares of our restricted stock received in exchange for the surrender of time-vesting Class B Units held in BRE Retail Holdco L.P., 50% of which are scheduled to vest on the earlier of (x) May 20, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of (x) May 20, 2018 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(4)
  Reflects the number of time-vesting shares of restricted stock in BPG Subsidiary received in exchange for time-vesting units held in Blackstone Retail Transaction II Holdco L.P., 50% of which are scheduled to vest on the earlier of (x) May 20, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of (x) May 20, 2018 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(5)
  Amounts reported are based on the closing market price of our common stock as of December 31, 2013. Shares of BPG Subsidiary common stock are exchangeable for shares of our common stock on a one-for-one basis; therefore, the fair market value of such shares is identical to the market price of our common stock.

(6)
  Reflects the number of exit-vesting shares of our restricted stock received in exchange for the surrender of exit-vesting Class B Units held in BRE Retail Holdco L.P., which are scheduled to vest only if sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P., cash proceeds resulting in at least a 15% internal rate of return, subject to the executive’s continued employment on such date. Additional terms of the exit-vesting shares are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(7)
  Reflects the number of exit-vesting shares of restricted stock of BPG Subsidiary received in exchange for the surrender of exit-vesting Class B Units held in Blackstone Retail Transaction II Holdco L.P., which are scheduled to vest only if sponsors of Blackstone Retail Transaction II Holdco L.P. and BRE Retail Holdco L.P. receive, in respect of their aggregate Class A Units in BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P., cash proceeds resulting in at least a 15% internal rate of return, subject to the executive’s continued employment on such date. Additional terms of the exit-vesting shares are summarized under “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation — Equity Incentive Compensation in the Partnerships that Owned Brixmor,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Our Restricted Stock Awards” and “Potential Payments Upon Termination or Change in Control.”
(8)
  In connection with her resignation on May 20, 2013, Ms. Fisher forfeited all of her unvested equity awards.
Option Exercises and Stock Vested in Fiscal 2013
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Received on Vesting ($)(1)(2)
Michael A. Carroll		(1)	8,975,068
Michael V. Pappagallo		(1)	4,000,300
Timothy Bruce		(1)	2,870,350
Steven F. Siegel		(1)	3,590,004
Dean Bernstein		(1)	2,831,230
Tiffanie Fisher(3)	—		—

(1)
  As described in “Compensation Discussion and Analysis — Compensation Element — Long-Term Equity Compensation,” in connection with the IPO, the NEOs surrendered their (a) vested Class B Units in exchange for (i) shares of our common stock as to units held in BRE Retail Holdco L.P. and shares of common stock in BPG Subsidiary as to units held in Blackstone Retail Transaction II Holdco L.P. and (ii) a cash payment equal to approximately $6.0 million which was paid pro rata to all Class B Unitholders, of which approximately $4.5 million was paid by BRE Retail Holdco L.P. and approximately $1.5 million of which was paid by Blackstone Retail Transaction II Holdco L.P.; (b) vested BRE Units in exchange for OP Units; and (c) vested Throne Units in exchange for OP Units. The Class B Units, BRE Units, and Throne Units each NEO (other than Ms. Fisher, who resigned prior to the IPO and forfeited all of her unvested Class B Units and BRE Units in connection with her resignation) acquired on vesting, the number of shares of our common stock, shares of common stock of BPG Subsidiary Inc., number of OP Units and amount of cash the NEOs received in exchange for the surrender of such vested units and the value each NEO received on vesting with respect to each of the awards modified in connection with the IPO is, therefore, as follows:

	Award	Number of Vested Units (#)	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Number of Vested Shares of BPG Subsidiary Inc. Common Stock (#)	Number of Vested OP Units (#)	Cash ($)	Value Received on Vesting ($)
Mr. Carroll	Modified Class B Unit Award	9,078,947	233,539	75,175	—	1,490,008	7,664,288
	Modified BRE Unit Award	1,174,578	—	—	26,082	—	521,640
	Modified Throne Unit Award	535,895	—	—	39,457	—	789,140
Mr. Pappagallo	Modified Class B Unit Award	7,717,106	99,634	32,072	—	635,680	3,269,800
	Modified BRE Unit Award	998,393	—	—	17,932	—	358,640
	Modified Throne Unit Award	455,511	—	—	18,593	—	371,860
Mr. Bruce	Modified Class B Unit Award	3,177,632	72,292	23,270	—	461,230	2,372,470
	Modified BRE Unit Award	499,195	—	—	11,084	—	221,680
	Modified Throne Unit Award	187,563	—	—	13,810	—	276,200
Mr. Siegel	Modified Class B Unit Award	3,631,579	93,415	30,070	—	596,004	3,065,704
	Modified BRE Unit Award	469,830	—	—	10,432	—	208,640
	Modified Throne Unit Award	214,358	—	—	15,783	—	315,660
Mr. Bernstein	Modified Class B Unit Award	3,177,632	72,292	23,270	—	461,230	2,372,470
	Modified BRE Unit Award	411,102	—	—	9,128	—	182,560
	Modified Throne Unit Award	187,563	—	—	13,810	—	276,200

(2)
  Value received on vesting is based on the initial public offering price of our common stock of $20.00 per share. Shares of BPG Subsidiary common stock and OP Units are exchangeable for shares of our common stock on a one-for-one basis; therefore, the fair market value of such shares and units is identical to the market price of our common stock.
(3)
  In connection with her resignation, Ms. Fisher forfeited all of her unvested stock awards. None of her stock awards vested prior to the date of her resignation.
Pension Benefits for Fiscal 2013
We have no pension benefits for the executive officers.
Nonqualified Deferred Compensation for Fiscal 2013
We have no nonqualified defined contribution or other nonqualified compensation plans for executive officers.
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control (“CIC”) occurred, in each case, on December 31, 2013, the last business day of fiscal 2013. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. For purposes of the table below, a “Qualifying Termination” refers to a termination by BPG Subsidiary without “cause” (as defined in the named executive officers’ employment agreements) or by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Our Named Executive Officers”).

Name	LTIP Retention Payment(1) ($)	Cash Severance(2)(5) ($)	Continuation of Health Benefits(3) ($)	Gross-Up Payments(4) ($)	Value of Accelerated Equity(5) ($)	Total ($)
Michael A. Carroll
Qualifying Termination, no CIC	1,000,000	4,289,698	22,724	—	10,460,314	15,772,736
Qualifying Termination, CIC	1,000,000	—	22,724	—	10,460,314	11,483,038
CIC without Termination	1,000,000	—	—	—	—	1,000,000
Death or Disability Termination	1,000,000	800,000	—	—	10,460,314	12,260,314
Death or Diability Outside of Employment	—	800,000	—	—	10,460,314	11,260,314
Michael V. Pappagallo
Qualifying Termination, no CIC	—	3,750,000	22,724	—	4,462,698	8,235,422
Qualifying Termination, CIC	—	—	22,724	—	4,462,698	4,485,422
CIC without Termination	—	—	—	—	—	—
Death or Disability Termination	—	464,384	—	—	4,462,698	4,927,082
Death or Diability Outside of Employment	—	464,384	—	—	4,462,698	4,927,082
Timothy Bruce
Qualifying Termination, no CIC	350,000	1,718,216	15,839	—	3,237,980	5,322,035
Qualifying Termination, CIC	350,000	—	15,839	—	3,237,980	3,603,819
CIC without Termination	350,000	—	—	—	—	350,000
Death or Disability Termination	350,000	267,800	—	—	3,237,980	3,855,780
Death or Diability Outside of Employment	—	267,800	—	—	3,237,980	3,505,780
Steven F. Siegel
Qualifying Termination, no CIC	400,000	1,815,208	22,724	—	4,185,581	6,423,513
Qualifying Termination, CIC	400,000	—	22,724	—	4,185,581	4,608,305
CIC without Termination	400,000	—	—	—	—	400,000
Death or Disability Termination	400,000	286,223	—	—	4,185,581	4,871,804
Death or Diability Outside of Employment	—	286,223	—	—	4,185,581	4,471,804
Dean Bernstein
Qualifying Termination, no CIC	350,000	1,619,041	24,315	—	3,237,980	5,231,336
Qualifying Termination, CIC	350,000	—	24,315	—	3,237,980	3,612,295
CIC without Termination	350,000	—	—	—	—	350,000
Death or Disability Termination	350,000	256,335	—	—	3,237,980	3,844,315
Death or Diability Outside of Employment	—	256,335	—	—	3,237,980	3,494,315
Tiffanie Fisher(6)

(1)
  Upon a Qualifying Termination with or without a change of control or upon a death or disability that occurs in connection with the named executive officers’ performance of his or her employment duties (a Death or Disability Termination), each named executive officer, other than Mr. Pappagallo, would be entitled to the Brixmor LTIP Retention Payment. Because he joined the Company in May 2013, Mr. Pappagallo was ineligible for an LTIP Retention award.
(2)
  Under their employment agreements, each named executive officer is entitled to receive a cash severance amount that consists of (A) an annual bonus in an amount equal to his or her target bonus, pro-rated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus (B):
•
  in the case of a Qualifying Termination not in connection with a change in control, an amount equal to the sum of (x) 200% of base salary, and (y) the sum of such executive’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the termination date (or, as to Mr. Pappagallo, if the termination date occurs in 2013 or 2014, the sum of his annual bonuses will be deemed to be two times the annual target bonus applicable for the fiscal year terminated) (the total of (x) and (y), the “Severance Target”); provided that if either Reference Fiscal Year is less than a full 12 months, then the annual bonus payable in respect of such fiscal year will be annualized prior to making the foregoing calculation; and
•
  in the case of a Qualifying Termination that occurs on or within 45 days after a change in control, an amount equal to the excess, if any, of (x) the Severance Target over (y) the sum of (A) the value (as calculated by reference to the prices paid in connection with the change in control transaction) of such named executive officer’s Class B Units in the Partnerships (and/or any cash or property delivered in exchange for or as a distribution in respect of such Class B Units) and (B) an amount equal to the Brixmor LTIP Retention Payment (if such payment has previously been paid) (and, as to Mr. Pappagallo, an amount equal to the excess, if any, of (x) the Severance Target over (y) the value (as calculated by reference to the prices paid in connection with the change in control transaction) of such named executive officer’s Class B Units in the Partnerships (and/or any cash or property delivered in exchange for or as a distribution in respect of such Class B Units)). The amounts reported under “Qualifying Termination, CIC” assume, based on the fair market value of the shares of our common stock and common stock in BPG Subsidiary received by the named executive officers as of December 31, 2013, that, if a Qualifying Termination in connection with a change in control had occurred on December 31, 2013, the Severance Target for each of the named executive officers would not have exceeded the sum of the value of such shares of common stock and common stock in BPG Subsidiary and the remaining unpaid Brixmor LTIP Retention Payment and, therefore, that no additional cash severance for the named executive officers would have been paid.
(3)
  Reflects the cost of providing the executive officer with a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of termination.
(4)
  The Company’s named executive officers’ payments upon termination that become subject to tax under Code Section 4999 entitle them to a modified gross-up. In order for the executives to receive any gross-up on such payments, the payments must exceed the limit established under the Code for determining any tax is due by 120%. All of the named executive officers’ payments were below this limit (except for Mr. Pappagallo) and so would not have triggered a tax under Code Section 4999. However, while Mr. Pappagallo’s payments exceeded the Code limit, it was by less than 120%, so he would not have been entitled to a gross-up payment. Therefore, we assumed that Mr. Pappagallo would have either taken the full payment and paid the excise tax on his own or would have capped his payments at the limit so as to not be subject to the Code Section 4999 tax. Based on our analysis, Mr. Pappagallo would have been better off on an after-tax basis capping his payments at the Code limit, and therefore would have forfeited $253,123 to bring his payments under the limit.
(5)
  In addition to the other amounts included in the table above, if a named executive officer were terminated as a result of a Qualifying Termination, such individual would receive:
•
  full vesting of all unvested time-vesting and exit-vesting shares of restricted stock of the Company and BPG Subsidiary if the value of the Class A Units of Bre Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. held by Blackstone and the shares of the Company and BPG Subsidiary received in respect thereof (collectively, the “Blackstone Equity”) immediately prior to the termination date represents at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash;
•
  full vesting of all unvested time-vesting and exit-vesting shares of restricted stock of the Company and BPG Subsidiary if (A) such Qualifying Termination occurs within two years following a transaction in which all or substantially all of the business operations and assets of the Company, have been combined with the business and assets of another business owned and controlled (at the time of the combination) by a third party not affiliated with Blackstone and the Company’s (a “Combination Transaction”) does not constitute more than 50% of the net assets of the combined businesses and (B) the value of the Blackstone Equity immediately prior to the termination date represents at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash; or

•
  vesting of the number of unvested time-vesting shares of restricted stock of the Company and BPG Subsidiary that would have vested had such executive remained continuously employed for an additional six months.
All of the exit-vesting and time-vesting shares of our restricted stock and restricted stock in BPG Subsidiary received by our named executive officers in exchange for their Class B Units of the Partnerships were eligible to vest solely in connection with a Qualifying Termination because the value of the Blackstone Equity as of December 31, 2013 represented at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash. In addition, the amounts reported under “Qualifying Termination, CIC” assume that both the time-vesting and exit-vesting shares of our common stock or common stock in BPG Subsidiary received by our named executive officers in exchange for their Class B Units of the Partnerships would have vested if a Qualifying Termination had occurred on December 31, 2013 in connection with a Combination Transaction. The amounts reported are based on the fair market value of our common stock or common stock in BPG Subsidiary on December 31, 2013.
(6)
  On May 20, 2013, Ms. Fisher resigned as Executive Vice President, Chief Financial Officer but continued her employment through July 31, 2013. On September 4, 2013, Ms. Fisher entered into the Separation Agreement, pursuant to which we agreed to pay her $342,052, representing the second half of her Retention Bonus, and an additional $1,381,153.15, each in consideration for her general release of claims and her continued compliance with the confidentiality, non-competition and non-solicitation covenants set forth in her employment agreement. Such amounts were paid in a lump sum on September 13, 2013. Ms. Fisher received no other payments or benefits in connection with her resignation and has forfeited the full amount of her Brixmor LTIP Retention Payment and all of her Class B Units.
Compensation of Directors
Our directors who are also our employees or employees of Blackstone or Centerbridge receive no additional compensation for their services as directors. Messrs. Berman and Deering, who are not employees of the Company, of Blackstone or of Centerbridge, received a grant at the time of the IPO of 5,000 shares of restricted stock, an amount having a value of $100,000 based on the initial offering price. The shares of restricted stock will vest on the first anniversary of the grant date.
The table below sets forth information regarding director compensation, except for Mr. Carroll, which is detailed in the “Summary Compensation Table,” for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Equity Awards(a) ($)		Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	$—	$—		$—	$—	$—	$—	—
A.J. Agarwal	—	—		—	—	—	—	—
Michael Berman	14,440	100,000	(b)	—	—	—	—	114,440
Anthony W. Deering	13,565	100,000	(b)	—	—	—	—	113,565
Jonathan D. Gray	—	—		—	—	—	—	—
Nadeem Meghji	—	—		—	—	—	—	—
William D. Rahm	—	—		—	—	—	—	—
William J. Stein	—	—		—	—	—	—	—

(a)
  Equity Awards which were valued in accordance with ASC Topic 718, the authoritative guidance for stock compensation, represent grant date fair value for the shares of restricted stock granted during 2013. The assumptions used in the valuation are discussed in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(b)
  Represents 5,000 shares of restricted stock, each valued at a grant date fair value of $20.00.
As discussed above, our directors who are also our employees or employees of Blackstone or Centerbridge receive no additional compensation for their services as directors. Our other directors receive annual fees as follows:
•
  $60,000 in cash, paid quarterly in arrears; and
•
  additional $17,500 in cash in committee fees (or $22,500 in cash for serving as chairperson of the audit committee).
Compensation Committee Interlocks and Insider Participation
During the 2013 fiscal year, the members of the Compensation Committee were Messrs. Rahm, Schreiber and Stein, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served on the compensation committee or as a director of the Company. Messrs. Schreiber and Stein are affiliates of Blackstone and Mr. Rahm is an affiliate of Centerbridge. We are parties to certain transactions with Blackstone and Centerbridge described in the “Transactions with Related Persons” section of this proxy.
Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Outstanding Brixmor Interests as of March 24, 2014 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)	Number of BPG Subsidiary Shares Beneficially Owned(2)	Number of OP Units Beneficially Owned(2)	Percentage of All Outstanding Brixmor Interests(1)(2)
Principal Shareholder
Blackstone(3)	161,494,622	70.31%	57,824,966	15,527,830	77.19%
Centerbridge(4)	18,147,113	7.90%	—	—	5.96%
Directors and Named Executive Officers(5):
Michael Carroll	698,633	*	225,608	86,667	*
John G. Schreiber(6)	—	—	—	—	—
A.J. Agarwal(7)	—	—	—	—	—
Michael Berman(8)	5,000	*	—	—	*
Anthony W. Deering(8)	29,750	*	—	—	*
Jonathan D. Gray(7)	—	—	—	—	—

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)	Number of BPG Subsidiary Shares Beneficially Owned(2)	Number of OP Units Beneficially Owned(2)	Percentage of All Outstanding Brixmor Interests(1)(2)
Nadeem Meghji(7)	—	—	—	—	—
William D. Rahm(9)	—	—	—	—	—
William J. Stein(7)	—	—	—	—	—
Michael V. Pappagallo	265,693	*	85,526	36,525	*
Timothy Bruce	192,779	*	62,054	28,837	*
Steven F. Siegel	252,902	*	81,445	26,215	*
Dean Bernstein	192,779	*	62,054	22,938	*
Directors and Executive Officers as a Group (fifteen persons)	1,975,344	*	625,550	237,228	*

*
  Less than 1%.
(1)
  Assumes 229,689,960 shares of our common stock, 15,877,791 OP Units and 58,663,007 BPG Subsidiary Shares outstanding as of March 24, 2014.
(2)
  Subject to certain requirements and restrictions, the BPG Subsidiary Shares are exchangeable for shares of our common stock, on a one-for-one basis, or, at our option, cash and the OP Units are redeemable for cash or, at our option, exchangeable for shares of our common stock, on a one-for-one basis, in each case, from and after the first anniversary date of the closing of our IPO, subject to the ownership limit and other restrictions on ownership and transfer of our stock set forth in our charter. Beneficial ownership of BPG Subsidiary Shares and OP Units reflected in this table are presented separately from the beneficial ownership of the shares of our common stock for which such BPG Subsidiary Shares or OP Units may be exchanged. Notwithstanding the foregoing, Blackstone is generally permitted to exchange BPG Subsidiary Shares and redeem their OP Units for shares of our common stock at any time.
(3)
  Reflects 161,494,622 shares of our common stock directly held by BRE Retail Holdco L.P. (“BRE Retail Holdco”) and 57,824,966 BPG Subsidiary Shares directly held by Blackstone Retail Transaction II Holdco L.P. (“Blackstone Retail Transaction II”). The general partner of each of BRE Retail Holdco and Blackstone Retail Transaction II is Blackstone Real Estate Associates VI L.P. The general partner for Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.
Also reflects 8,800,470 OP Units directly held by BRE Southeast Retail and 6,727,360 OP Units directly held by BRE Throne JV Member LLC (“BRE Throne JV”). The majority member of BRE Throne JV is BRE Throne Parent LLC. The sole or majority member of each of the members of BRE Throne Parent LLC that together control a majority membership interest therein is BRE Throne Holdings Member LLC. The majority member of BRE Throne Holdings Member LLC is BRE Throne NR Parent LLC (“BRE Throne Parent”). BRE Southeast Retail and BRE Throne Parent are owned by a number of affiliated limited partnerships (the “BREP VII Partnerships”) holding a majority membership interest in BRE Throne Parent and BRE Southeast Retail, respectively. The general partner of each of the BREP VII Partnerships is Blackstone Real Estate Associates VII L.P. The general partner of Blackstone Real Estate Associates VII L.P. is BREA VII L.L.C. The managing member of BREA VII L.L.C. is Blackstone Holdings III L.P.
The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Steven A. Schwarzman. Each of such Blackstone entities (other than BRE Retail Holdco, Blackstone Retail Transaction II, BRE Southeast Retail and BRE Throne JV to the extent of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by BRE Retail Holdco, Blackstone Retail Transaction II, BRE Southeast Retail and BRE Throne JV directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(4)
  Reflects 4,733,858 shares of our common stock held directly by Centerbridge Credit Partners, L.P., 6,213,100 shares of our common stock held directly by Centerbridge Credit Partners TE Intermediate I, L.P., 2,042,508 shares of our common stock held directly by Centerbridge Credit Partners Offshore Intermediate III, L.P. and 5,157,647 shares of our common stock held directly by Centerbridge Special Credit Partners, L.P. Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. and Centerbridge Credit Partners TE Intermediate I, L.P. Centerbridge Credit GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners General Partner, L.P. Centerbridge Special Credit Partners General Partner, L.P. is the general partner of Centerbridge Special Credit Partners, L.P. Centerbridge Special GP Investors, L.L.C. is the general partner of Centerbridge Special Credit Partners General Partner, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Offshore Intermediate III, L.P. Centerbridge Credit Offshore GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Mark. T. Gallogly and Jeffrey H. Aronson are the managing members of Centerbridge Credit GP Investors, L.L.C., Centerbridge Special GP Investors, L.L.C. and Centerbridge Credit Offshore GP Investors, L.L.C. The address of Mr. Gallogly, Mr. Aronson and each entity or individual described in this footnote (5) is c/o Centerbridge Partners, L.P., 375 Park Avenue, 12th Floor, New York, New York 10152.
(5)
  Our named executive officers for 2013 were Michael Carroll, Michael V. Pappagallo, Timothy Bruce, Steven F. Siegel, Dean Bernstein and Tiffanie Fisher. Ms. Fisher, who formerly served as our Executive Vice President and Chief Financial Officer, has been omitted from the table as she did not beneficially own any Brixmor Interests as of March 24, 2014. On May 20, 2013, Michael V. Pappagallo became our President and Chief Financial Officer.
(6)
  Mr. Schreiber is a partner and co-founder of Blackstone Real Estate Advisors, which is affiliated with Blackstone. Mr. Schreiber disclaims beneficial ownership of the shares beneficially owned by Blackstone.
(7)
  Messrs. Agarwal, Gray, Meghji and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone. The address for Messrs. Agarwal, Gray, Meghji and Stein is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(8)
  As described in “Compensation of Directors,” each of Mr. Berman and Mr. Deering received, at the time of the IPO, a grant of restricted stock in an amount having a value of $100,000 based on the initial public offering price.
(9)
  Mr. Rahm is an employee of Centerbridge, but disclaims beneficial ownership of the shares beneficially owned by Centerbridge.
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers, directors, Blackstone and Centerbridge, we believe that our executive officers, directors, Blackstone and Centerbridge complied with all Section 16(a) filing requirements during 2013.

Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.
IPO Property Transfers
In 2013, in connection with the IPO, the Company acquired interests in 43 properties (the “Acquired Properties”) from certain investment funds affiliated with Blackstone in exchange for 15,877,791 OP Units having a value equivalent to the value of the Acquired Properties. In connection with the acquisition of the Acquired Properties, the Company intended to repay approximately $74.1 million of indebtedness to Blackstone attributable to certain of the Acquired Properties, approximately $66.6 million of which was repaid with a portion of the net proceeds of the IPO and approximately $7.5 million of which was repaid on March 7, 2104.
Also in connection with the IPO, the Company created a separate series of interest in the Operating Partnership that allocates to certain funds affiliated with Blackstone and Centerbridge Partners L.P. (owners of the Operating Partnership prior to the IPO) (the “pre-IPO owners”) all of the economic consequences of ownership of the Operating Partnership’s interests in 47 properties that the Operating Partnership historically held in its portfolio (the “Non-Core Properties”). The Operating Partnership caused all but one of the Non-Core Properties to be transferred to the pre-IPO Owners on January 15, 2014. The remaining Non-Core Property was transferred to the mortgage lender with respect to such property on March 27, 2014, at which time the separate series of interest in the Operating Partnership relating to the Non-Core Properties was terminated.
We refer to the above-described contributions and distributions as the “IPO Property Transfers.”
The contribution of the Acquired Properties was effectuated pursuant to certain contribution agreements entered into between the contributing Blackstone affiliate and our Operating Partnership. The contribution agreements provided for the contribution of the Blackstone affiliate’s direct or indirect ownership interest in the owners of the Acquired Properties (the “Acquired Interests”) in exchange for OP Units. The Blackstone affiliate made certain representations and warranties in the contribution agreement regarding its valid authority to contribute the Acquired Interests and the Acquired Interests being free and clear of all liens; provided, however, that the underlying Acquired Properties shall remain subject to all existing liabilities and the Blackstone affiliate was released by our Operating Partnership for all such existing liabilities. The contribution agreements provided for a limited indemnification from the Blackstone affiliate in connection with misrepresentations under the agreement and such indemnification is subject to a deductible, a liability cap and a survival period.

Property Management Agreements
We have been managing certain properties owned by Blackstone and its affiliates. Following the IPO, we continued to manage the Non-Core Properties pursuant to management agreements for which we received customary management, leasing and other fees.
Property and asset management fees received from Blackstone and its affiliates were $2.7 million for the year ended December 31, 2013. The fees and expense reimbursements payable to us under the property and asset management agreements are generally consistent with what would be charged to a third party owner that is not affiliated with Blackstone. The agreements are generally terminable by the owner in the event of a sale or upon 30 days’ written notice.
Stockholders’ Agreement
In 2013, in connection with the IPO, we entered into a stockholders’ agreement with Blackstone and its affiliates. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders (each a “Blackstone Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the number of Blackstone Directors serving as directors of our company will be equal to: (1) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50% of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our board of directors; (2) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors; (3) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors; (4) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors; and (5) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. For so long as the stockholders’ agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our board created by the removal or resignation of a Blackstone Director, the stockholders’ agreement will require us to nominate an individual designated by Blackstone for election to fill the vacancy. In addition, the stockholders’ agreement and our charter and bylaws require that certain amendments to our charter and bylaws, and any change to the number of our directors, will require the consent of Blackstone.
Blackstone has advised us that, when it ceases to own a majority of the total Outstanding Brixmor Interests, it will ensure that Blackstone employees will no longer constitute a majority of our board of directors.
The stockholders’ agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the stockholders’ agreement, unless Blackstone requests that it terminate at an earlier date.
Exchange Agreement
In 2013, we entered into an exchange agreement with the holders of the Outstanding BPG Subsidiary Shares so that these holders may, from and after the first anniversary of the date of the closing of our IPO (subject to the terms of the exchange agreement), exchange their BPG Subsidiary Shares for shares of our common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, share dividends and reclassifications, or, at our election, for cash. Notwithstanding the foregoing, Blackstone is generally permitted to exchange BPG Subsidiary Shares at any time. We have agreed, and our stockholders have approved, from and after the first anniversary of the date of the closing of our IPO, upon written request by the holders of a majority of the Outstanding BPG Subsidiary Shares, and subject to compliance with applicable law, to effect an exchange of all of the Outstanding BPG Subsidiary Shares by causing BPG Subsidiary to merge with and into Brixmor Property Group Inc. or a wholly-owned subsidiary of Brixmor Property Group Inc., with the holders of all Outstanding BPG Subsidiary Shares to receive shares of our common stock on a one for one basis subject to customary conversion rate adjustments for splits, share dividends and reclassifications, or, at our election, for an equivalent amount of cash.
Registration Rights Agreement
In 2013, in connection with the IPO, we entered into a registration rights agreement that provides Blackstone and Centerbridge an unlimited number of “demand” registrations and customary “piggyback” registration rights. Under the registration rights agreement, we also agreed to register the delivery to the exchanging party of shares of our common stock upon exchange or redemption of Outstanding BPG Subsidiary Shares and Outstanding OP Units or, if such registration is not permitted, the resale of such shares of common stock by such exchanging party. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.
Underwriting Discounts
During 2013, Blackstone Advisory Partners L.P. received aggregate discounts of approximately $2.7 million for acting as underwriter in connection with the IPO.
Indemnification Agreements
In 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Equity Compensation Plan Information
The following table provides information about our Equity Compensation Plans as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	—	$—	14,990,000
Equity compensation plan not approved by security holders	—	—	—
Total	—	—	14,990,000

STOCKholder Proposals for the 2015 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2015 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2015 Annual Meeting Proxy Statement and form of proxy to be made available in April 2015, the proposal must be received by our Corporate Secretary on or before December 29, 2014. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business, Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to shareholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business, Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to shareholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such public announcement is first made by the Company.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Steven F. Siegel, 420 Lexington Avenue, New York, New York 10170, (212) 869-3000.

Other Business
The Board does not know of any other matters that may be properly be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,

Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brixmor.com) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
420 Lexington Avenue
New York, New York 10170

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE t ENVELOPE PROVIDED. tBRIXMOR PROPERTY GROUP INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFBRIXMOR PROPERTY GROUP INC.FOR THE ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON THURSDAY, JUNE 12, 2014The undersigned hereby appoints Michael V. Pappagallo and Steven F. Siegel as proxies, each with full power ofsubstitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares ofcommon stock of Brixmor Property Group Inc. held of record by the undersigned on April 16, 2014 (the “Record Date”), at the2014 annual meeting of stockholders to be held on June 12, 2014 (the “Annual Meeting”), and at any adjournment orpostponement thereof, and further authorizes such proxies to vote in their discretion upon such other matters as may properlycome before such annual meeting of stockholders (including any motion to amend the resolutions proposed at the meeting andany motions to adjourn the meeting) and at any adjournment or postponement thereof.This proxy card, when properly executed and delivered, will be voted in the manner directed on the reverseside. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on thereverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.Please mark, date, sign, and mail your proxy promptly in the envelope providedIMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDEImportant Notice for Brixmor Property Group Inc. Stockholders2014 Annual Meeting of StockholdersThursday, June 12, 201410:00 a.m. Eastern Daylight TimeOffices of Simpson Thacher & Bartlett LLP425 Lexington Ave., New York, NY 10017Important Notice Regarding the Availability of Proxy Materials:The Proxy Statement, our Annual Report on Form 10-K and our2013 Annual Report to Stockholders are available at:http://www.viewproxy.com/Brixmor/2014KEEP THIS PORTION FOR YOUR RECORDS.Address changes/comments: ______________________________________________________________________________________________________________________________________________________________________________________________________

DO NOT PRINT IN THIS AREA(Shareholder Name & Address Data)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE t ENVELOPE PROVIDED. tPROXY VOTING INSTRUCTIONSPlease have your 11 digit control number ready when voting by Internet or TelephoneINTERNETVote Your Proxy on the Internet:Go to www.cesvote.comHave your proxy card availablewhen you access the abovewebsite. Follow the prompts tovote your shares.TELEPHONEVote Your Proxy by Phone:Call 1 (888) 693-8683Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and return itin the postage-paid envelopeprovided.CONTROL NUMBERNOTE: Please sign as name appears hereon. Joint owners should each sign.When signing as attorney, executor, administrator, corporate officer, trusteeor guardian, please give full title as such._____________________________________________________________Signature_____________________________________________________________Signature (if held jointly)Date: __________________________________________________ , 2014Please markyour voteslike this x 1. To elect nine directors to serve until our next annual meeting of stockholdersand until their successors are duly elected and qualify.Nominees:FOR WITHHOLD01 Michael A. Carroll 02 John G. Schreiber 03 A.J. Agarwal 04 Michael Berman 05 Anthony W. Deering 06 Jonathan D. Gray 07 Nadeem Meghji 08 William D. Rahm 09 William J. Stein FOR AGAINST ABSTAIN2. To ratify the appointment of Ernst & Young LLP as our independentregistered public accounting firm for 2014.3. To approve, on a non-binding advisory basis, the compensation paid to ournamed executive officers. ONE TWO THREE ABSTAINYEAR YEARS YEARS4. To determine, on a non-binding advisory basis, the frequency of future non-bindingadvisory votes to approve thecompensation paid to our namedexecutive officers.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “ FOR” PROPOSALS 2AND 3, AND FOR EVERY “ONE YEAR” IN PROPOSAL 4.Please indicate if you plan to attend this meeting CONTROL NUMBERFor address changes and/or comments, please checkthis box and write them on the back where indicatedYES NO